UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
CO
RTEVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KEEP GROWING.

2023 Proxy Statement and Notice of Annual Meeting

9330 Zionsville Road

Indianapolis, Indiana 46268

March 10, 2023

LETTER FROM CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held virtually on April 21, 2023 at 8:00 a.m. Eastern Daylight Time. Included with this letter, you will find a notice setting forth the agenda for the Annual Meeting, along with our Proxy Statement discussing these agenda items in more detail and how to participate in the Annual Meeting.

Our Performance

Against the backdrop of strong agriculture markets and customer demand, our teams delivered solid performance in technology penetration, customer delivery and productivity that allowed us to exceed our financial targets for 2022, despite supply and other inflationary market disruptions. Given our strong results for the full year 2022, we returned more than $1.4 billion to stockholders during the year via dividends and share repurchases.

As an agriculture company, our innovation on behalf of customers and our commitment to their productivity is the foundation of our ability to deliver long-term value for our stockholders and help sustain the planet by contributing to a safe, secure food supply. Our technological advantaged, new seed technologies contributed significantly to the Company’s 18% growth in net sales in 2022, while our crop protection business secured 165 registration approvals and 90% of its new products met the Company’s sustainable innovation criteria. New crop protection product sales reached over $1.9 billion for the full year, an increase of more than 30% over prior year. Finally, revisions to our operating model to implement a global business-unit structure to support long-term operating performance and increase accountability and efficiency will allow us to optimize resource allocation, including investment in our research capabilities, to drive the long-term value creation for our stockholders and customers.

Your Highly Qualified Board of Directors

Your Board is recommending for election at this year’s Annual Meeting a slate of its current highly, qualified directors. Each of these individuals has been carefully vetted through recent board refreshment over the last several years to assure the right mix of expertise, experience, and perspective to provide the best possible oversight and guidance for the strategic direction of the Company. The board slate proposed is diverse and well-experienced in agriculture, chemical manufacturing, and innovation.

Engagement

We believe it is essential to engage with all our stakeholders to assure that a mix of perspectives helps guide our value creation strategy. In 2022, members of our management team as well as members of our Board engaged in constructive dialogue with stockholders representing approximately 39% of the Company’s outstanding common stock to hear their perspectives on the Company’s business and innovation strategy, corporate governance policies, sustainability initiatives, human capital management, and compensation practices.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. On behalf of the Board and management, we thank you for your continued investment in Corteva.

Sincerely,

Gregory R. Page Chair of Board	Charles V. Magro Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2023 Annual Meeting of Stockholders (the “2023 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: April 21, 2023 Time: 8:00 a.m. Eastern Daylight Time Location: Virtually at – www.virtualshareholdermeeting.com/CTVA2023

Agenda:

1.  The election of 13 directors. The 13 nominees recommended by the Board of Directors are identified in the Proxy Statement.

2.  Advisory resolution to approve the compensation of the Company’s named executive officers.

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

4.  Transaction of any other business as may properly come before the 2023 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2023 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET Follow the instructions on your enclosed proxy card	BY PHONE Follow the instructions on your enclosed proxy card	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on February 27, 2023, as the record date for determining stockholders who are entitled to receive notice of the 2023 Meeting and to vote.

Proof of stock ownership is necessary to attend the 2023 Meeting. The 2023 Meeting will be a completely virtual meeting with no physical meeting location. Please see page 3 of the Proxy Statement for more information on attending virtually.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding the availability of proxy material and instructions on how to access those materials were mailed to certain stockholders of record on or about March 10, 2023 (the “Notice”). These instructions include how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company the opportunity to deliver proxy materials to stockholders in a lower cost, more environmentally sound manner.

Thank you for your continued support and your interest in Corteva, Inc.

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

March 10, 2023

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2023 by visiting www.investordelivery.com

Cautionary Statement About Forward-Looking Statements

This Proxy Statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; environmental, social and governance (“ESG”) targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to successfully develop and commercialize Corteva’s pipeline; (ii) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in Corteva’s industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (x) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xi) effect of volatility in Corteva’s input costs; (xii) risk related to geopolitical and military conflict; (xiii) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xiv) risks related to environmental litigation and the indemnification obligations of legacy EIDP, Inc. liabilities in connection with the separation of Corteva; (xv) risks related to Corteva’s global operations; (xvi) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xvii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xviii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xix) increases in pension and other post-employment benefit plan funding obligations; (xx) capital markets sentiment towards ESG matters; (xxi) risks related to pandemics or epidemics; (xxii) Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (xxiii) effect of counterfeit products; (xxiv) Corteva’s dependence on intellectual property cross-license agreements; and (xxv) other risks related to its separation from DowDuPont, Inc.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Annual Report on Form 10-K.

Our Website

No portion of the Company’s website, or the materials contained on it, have been made part of this Proxy Statement or our Annual Report on Form 10-K. Nor are any such portion of the Company’s website, or materials contained on it incorporated herein by reference, unless such incorporation is specifically mentioned herein.

2023 Annual Meeting of Stockholders

Corteva, Inc.

Corteva 2023 Proxy Statement  |  1

PROXY STATEMENT SUMMARY

Annual Meeting of Stockholders

Date and Time	Place	Record Date
April 21, 2023 8:00 a.m. Eastern Daylight Time	Virtually at: www.virtualshareholdermeeting.com/CTVA2023	February 27, 2023

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page
1:	ELECTION OF DIRECTORS	FOR ALL BOARD NOMINEES	17
2:	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	FOR	59
3:	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	60

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Corteva 2023 Proxy Statement  |  i

PROXY STATEMENT SUMMARY

Corteva’s Background

Corteva is a U.S. based, pure-play agriculture company that provides farmers around the world the most complete portfolio in the industry — leveraging its global scale and comprehensive routes to market to deliver innovative agriculture solutions to its farmer customers and contribute to a sustainable global agricultural system. Corteva is ideally equipped to solve farmers’ productivity challenges through its balanced and diverse portfolio of seed and crop protection offerings. Corteva leverages the power of its unique distribution strategy, superior product pipeline, and unmatched customer relationships to deliver earnings growth, while taking actions across the organization to drive margin expansion and increase operating efficiency. At the same time, Corteva maintains a disciplined approach to capital allocation, balancing its investment in ongoing growth initiatives with enhancing the return of capital to stockholders.

ii  |  Corteva 2023 Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

You are being asked to vote on the election of 13 directors: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. All directors are elected annually. Detailed information about the Board nominees’ background, skills, diversity, and expertise can be found in Agenda Item 1: Election of Directors.

Name Age Current Position	Independent	Audit Committee	Governance and Compliance Committee	People and Compensation Committee	Sustainability & Innovation Committee	Other Current Public Boards
(As of the date of this Proxy Statement)
Lamberto Andreotti Age 72 Retired Chair & Chief Executive Officer, Bristol-Myers Squibb	🌑			🌑	🌑	1
Klaus A. Engel, Ph.D. Age 66 Retired Chief Executive Officer, Evonik Industries	🌑	🌑	🌑			0
David C. Everitt Age 70 Retired Agricultural & Turf Division President, Deere & Company	🌑		🌑		🌑	3
Janet P. Giesselman Age 68 Retired President and General Manager, Dow Oil & Gas	🌑		🌑		🌑	2
Karen H. Grimes Age 66 Retired Senior Managing Director & Partner, Wellington Management	🌑	🌑		🌑		2
Michael O. Johanns Age 72 Retired U.S. Senator and U.S. Secretary of Agriculture	🌑		🌑		🌑	1
Rebecca B. Liebert, Ph.D. Age 55 Chief Executive Officer, The Lubrizol Corporation	🌑			🌑	🌑	0
Marcos M. Lutz Age 53 Chief Executive Officer, Ultrapar Participações S.A.	🌑			🌑	🌑	1
Charles V. Magro Age 53 Chief Executive Officer, Corteva, Inc.						0
Nayaki R. Nayyar Age 52 Chief Executive Officer, Securonix, Inc.	🌑	🌑	🌑			2
Gregory R. Page Age 71 Retired Chair & Chief Executive Officer, Cargill, Incorporated	🌑	🌑	🌑			3
Kerry J. Preete Age 62 Retired Executive VP & Chief Strategy Officer, Monsanto Company	🌑			🌑	🌑	2
Patrick J. Ward Age 59 Retired Chief Financial Officer, Cummins Inc.	🌑	🌑		🌑		1

C = Chair

Corteva 2023 Proxy Statement  |  iii

PROXY STATEMENT SUMMARY

The table below sets forth key metrics and attributes regarding our slate of director nominee slate.

Independence 92%	Average Tenure 3.1 years	Average Age 63 years	Gender Diversity 31%	Ethnic/Racial Diversity 15%	Non-U.S. Born 54%

Corporate Governance Best Practices

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 5 of the Proxy Statement and on the Company’s website at www.investors.corteva.com.

Board Independence	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights
12 of 13 Director nominees are independent Independent Board Committees	Annual Board elections Director elections by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Independent Director executive sessions Annual Board, Committee, and individual director evaluations Director orientation and education

Non-employee directors are required to hold equity compensation until minimum holding requirement is met

Required to hold 5 times their annual cash retainer within 5 years

Executives and directors prohibited from hedging or pledging Company stock

Stockholder right to call special meetings (25% ownership threshold) No super-majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

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PROXY STATEMENT SUMMARY

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES

✔  Use of performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking

✔  Balancing short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✔  Set rigorous stock ownership and retention requirements for our named executive officers

✔  Significant focus on performance-based pay

✔  Maintaining a compensation clawback policy

✔  Employ an independent compensation consultant to review and advise on executive compensation

✔  Use tally sheets to monitor executive compensation

✔  Regularly review the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities

✔  Regularly review our peer group with the People and Compensation Committee to ensure appropriate benchmarking of our compensation programs

✔  Conducting annual say-on-pay votes

✓  Use an ESG modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s ESG targets

✓  Maintain regular engagement with our investors on the Company’s strategy, governance, and compensation programs

✔  No single-trigger change in control agreements

✔  Prohibit hedging and pledging of Corteva securities by our executives and directors

✔  Prohibit option repricing, reloads, exchanges or options granted below market value

✔  No tax gross-ups on benefits and perquisites (except for limited mobility benefits)

✔  No dividends paid on unvested or unearned performance share units

Corteva 2023 Proxy Statement  |  v

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2023

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2023 by visiting www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement and the accompanying proxy material, including a proxy card, you will find information on the Board, the Board’s nominees for election to the Board, and two other agenda items to be voted upon at the 2023 Meeting and any adjournment or postponement of the 2023 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement and the accompanying proxy card and other materials are first being distributed to stockholders on or about March 10, 2023.

Vote Your Shares in Advance

You may vote your shares by internet, telephone, or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received before the polls are closed at the 2023 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

Changing Your Vote

You may change or revoke your proxy or voting instructions at any time before their use at the 2023 Meeting by (a) submitting another proxy or voting form on a later date, or (b) attending and voting at the 2023 Meeting. Your attendance at the 2023 Meeting will not automatically revoke your proxy unless you vote again at the 2023 Meeting. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Recommendations of the Board

The Board recommends that you vote your shares on your proxy card or voting instruction form as follows:

•	FOR ALL of the directors nominated by the Board;
•	FOR the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers;
•	FOR the ratification of PwC as Corteva’s independent registered public accountants for fiscal year 2023.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. Our policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and we have appointed an independent tabulator and Inspectors of Election for the 2023 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”), the Corteva common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Corteva 2023 Proxy Statement  |  1

VOTING AND ATTENDANCE PROCEDURES

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (“EDT”) on April 18, 2023. You may not vote your shares held in an employee savings plan in person at the 2023 Meeting.

Shares Outstanding and Quorum

At the close of business on the record date, February 27, 2023, there were 712,605,421 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2023 Meeting.

Votes Required

For Agenda Item 1: Election of Directors, each nominee must receive the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that each nominee must receive more FOR votes than AGAINST votes in order to be elected. For all other Agenda Items to be presented for a vote at the 2023 Meeting (Agenda Items 2 and 3), each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions will be included in determining the presence of a quorum at the 2023 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to Agenda Item 3.

Broker Non-Votes

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

Under the rules of the New York Stock Exchange, brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Agenda Item 3, the proposal for the ratification of the appointment of PwC as Corteva’s independent registered public accountants for fiscal year 2023. A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers.

Consequently, if you receive proxy materials only from Corteva and you do not submit any voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of PwC. If your shares are voted on this proposal as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.

A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2023 Meeting for ten days before the 2023 Meeting, during normal business hours, at the Office of the Corporate Secretary.

How Votes Are Counted

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the Board’s 13 director nominees; (ii) FOR the non-binding advisory resolution approving the compensation paid to Corteva’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (iii) FOR the ratification of the appointment of PwC as Corteva’s independent public accounting firm for fiscal year 2023. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.

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VOTING AND ATTENDANCE PROCEDURES

If your shares are held of record by a bank, broker, or other nominee, Corteva urges you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting at the 2023 Meeting.

As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the 2023 Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Corteva on such matters.

Proxy Solicitation on Behalf of the Board

Corteva is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2023 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Company’s Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard. Corteva will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

Attending the 2023 Meeting

Our 2023 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally, and reduced expense to the Company, and is consistent with the Company’s core values to live safely. Conducting a virtual meeting will also allow stockholders whose travel may be restricted to partake in the meeting.

Attendance at the 2023 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and invited guests of the Company. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2023 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2023 Meeting as if it been held in a physical location.

Stockholders may log into www.proxyvote.com if they want to submit questions in advance of the meeting. Pre-meeting questions will be cut-off at 11:59 p.m. EDT on April 18, 2023 to provide the Company time to respond and post both the questions and responses at the 2023 Meeting.

The 2023 Meeting will begin promptly at 8:00 a.m. EDT on April 21, 2023 and stockholders will have another opportunity to ask questions during the meeting. If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2023, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered in connection with the 2023 Meeting, subject to reasonable time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. The Rules of Conduct for the 2023 Meeting will be available on the meeting platform, as well as Corteva’s investor relations website, www.investors.corteva.com. Questions answered in connection with the 2023 Meeting will be posted to the Company’s investor relations website, www.investors.corteva.com, following the conclusion of the 2023 Meeting.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Technical support will be available starting at 7:45 a.m. EDT on April 21, 2023 and through the conclusion of the 2023 Meeting.

Corteva 2023 Proxy Statement  |  3

VOTING AND ATTENDANCE PROCEDURES

Other Matters

The Board does not intend to present any business at the 2023 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2023 Meeting.

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CORPORATE GOVERNANCE

Strong corporate governance supports our core values, and, as a result, Corteva is committed to applying sound corporate governance practices, which align with the interests of our stockholders and ensure the highest levels of integrity in the operation of our Board. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Governance and Compliance Committee. In evaluating candidates, including existing Board members, the Governance and Compliance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, the diversity of the then-current Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Governance and Compliance Committee may also consider recommendations from leading, global third-party search firms, whose function is to assist in identifying qualified candidates and to validate the background and reputation of any potential candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Governance and Compliance Committee considers each potential nominee’s:

•	integrity and demonstrated high ethical standards;
•	experience with business administration processes and principles;
•	ability to express opinions, raise difficult questions, and make informed, independent judgments;
•

knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, agriculture or chemical industry, technology, global operations, or corporate strategy, among others);

•	ability to devote sufficient time to prepare for and attend Board meetings;
•	willingness and ability to work with other members of the Board in an open and constructive manner;
•	ability to communicate clearly and persuasively; and
•	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills, and experience.

Diversity. The Board is committed to diversity and inclusion at the Board level and throughout Corteva. We have taken steps to identify diverse candidates, particularly with respect to gender, ethnicity, race, nationality, age, skills, and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board. During any Board refreshment process, we evaluate opportunities to make our Board more representative of the communities and geographies we operate.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Governance and Compliance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805 and should submit the following information:

•	the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,
•	a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,
•

such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected,

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to make such nomination,

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CORPORATE GOVERNANCE

•

a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Director’s Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement, and

•

a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request).

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Magro, are independent according to the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, People and Compensation, and Governance and Compliance Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Governance” section of the Company’s website at www.investors.corteva.com or upon written request to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board of Directors. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year. We believe having an independent chair (or independent Lead Director, in an independent chair’s absence) focused on risk oversight, best positions our CEO to focus on strategic execution.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational, and reputational risks. We utilize an enterprise risk management program to identify Corteva’s most significant risks and prioritize our risk mitigation activities and resources. To support our corporate goals and objectives, risk appetite, and business and risk mitigation strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

Our enterprise risk management program is managed by the Company’s risk director, who supports the Company’s management in setting the Company’s risk appetite and in the identification and prioritization of Company risks and risk mitigation activities. The risk director reports to the Company’s Vice President, Chief Risk and Compliance Officer, who in turn reports to our Senior Vice President, General Counsel. The Governance and Compliance Committee retains oversight of the enterprise risk management program and the recommendations for delegations of the oversight of certain risks to the Board’s committees. In addition to management providing the Board directly and through its committees regular enterprise risk management program updates through the year, the Vice President, Chief Risk and Compliance Officer has regularly scheduled executive sessions with the Governance and Compliance Committee.

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes our Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are significant to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees’ provide regular reports to the full Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

•  Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans and capital allocation strategy

•  Acquisitions and divestitures

•  Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

•  Business continuity

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Audit Committee

•  Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•  Supervision and selection of our external and internal auditors

•  Cybersecurity and ransomware risks

People and Compensation Committee

•  Risks related to the design of our executive compensation programs, plans, and arrangements

•  Succession planning and human capital management

•  Inclusion, diversity, and equity strategies and targets

Governance and Compliance Committee

•  Governance structures and processes

•  Director succession planning

•  Compliance and ethics programs

•  Enterprise risk management program

•  Our positions on public policy matters and political giving

•  Environmental, health, and safety risk management programs

Sustainability and Innovation Committee

•  Our innovation pipeline and research and development practices

•  Sustainability strategy, programs, policies, and disclosure practices

•  Climate change strategy, goals, and targets, including greenhouse gas emissions

Meetings. During 2022, the Board met eleven times. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	10
People and Compensation	7
Governance and Compliance	5
Sustainability and Innovation	5

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2022, all directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of the Committees on which the director served. All directors attended the Company’s 2022 Annual Meeting of Stockholders.

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as an executive officer of another public company may only serve on a total of two public company boards, including the board of the company with which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of four public company boards, including our Board.

Our current directorship limits are set at a level that allow the Company to compete for board talent with the appropriate levels of expertise and experience needed to provide effective oversight for our industry. Because the agriculture industry is consolidated, ensuring sufficient agriculture executive experience and expertise for our Board can be challenging. Our directors with the highest number of directorships are Messrs. Page and Everitt. Mr. Page, our Chair, serves on three other public company boards and Mr. Everitt serves on three other public company boards, including one where he is the lead independent director. Messrs. Page and Everitt each have over 35 years of global executive experience in the agricultural industry, along with directorships in other agricultural companies. See Agenda Item 1: Election of Directors for more information on their specific skills, expertise and experience. Additionally, both Messrs. Page and Everitt are retired and had solid levels of stockholder support last year, as well as strong aggregate Board and committee attendance of 100% and 86%, respectively, in 2022.

Board Refreshment. As part of the Company’s Board refreshment process, our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that no director may stand for reelection to the Board after reaching age 75. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date.

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CORPORATE GOVERNANCE

Board Annual Performance Reviews. Under the Company’s Corporate Governance Guidelines, the Board annually conducts a self-evaluation of the Board’s performance as a whole. In addition, the Board annually evaluates individual director performance and effectiveness, with a minimum of one-third of the directors being evaluated each year on a staggered basis. The performance and effectiveness of each standing committee of the Board is also evaluated on an annual basis in accordance with their respective written charter. At least every three years, an evaluation of the Board’s performance and effectiveness will be conducted by an independent, third party overseen by the Governance and Compliance Committee. This may be conducted in substitute of, or separate from, an internally administered annual self-evaluation of the Board’s performance.

Our Board, Committee, and individual director evaluations are collectively designed to solicit input and perspective on various topics, including:

•  Board structure, size, and composition, including director skills, diversity, and experience, and the need for Board refreshment

•  Committee structure and allocation of responsibilities

•  Conduct of meetings, including cadence, length, and opportunity for director input and meaningful discussion

•  Materials and information, including quality, timeliness, and relevance

•  Future agenda topics and priorities for the Board and Committee

•  Director orientation and education

•  Director performance, including attendance, preparation, and participation

•  Access to management and internal and external experts, resources, and support

•  Committee process, member and chair performance, and management support

•  Performance of the Board chair, including communication, relationship with management, availability, focus on appropriate issues, and inclusiveness

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines provide stock ownership guidelines, which require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Each non-employee director is also required to hold all equity-based compensation until the director meets the stock ownership guideline. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings and generally occur with each regularly scheduled meeting of the Board.

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar

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CORPORATE GOVERNANCE

functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Governance” section of the Company’s website at www.investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware, 19805, Attention: Investor Relations.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials, meetings with senior executives, and visits to Company facilities. When orientations are held, all directors are invited to take part. The Governance and Compliance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education, including visits to Corteva operations and facilities. Furthermore, the Company provides all directors with a subscription to the National Association of Corporate Directors’ publications and encourages directors to periodically attend these workshops and seminars regarding corporate governance and other topics. In addition to direct education, management provides regular business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors, by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each Committee are stated in their respective Committee charters, which are available on the Company’s website, www.investors.corteva.com under “Governance”.

The Board, upon the recommendation of the Governance and Compliance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships, and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Governance and Compliance Committee; (iii) People and Compensation Committee; and (iv) Sustainability and Innovation Committee. All members of the Committees are independent under the Board’s Corporate Governance Guidelines and applicable New York Stock Exchange Rules. The Board has determined that Messrs. Engel, Page, and Ward, along with Ms. Grimes are each “audit committee financial experts” within the meanings of the applicable Securities and Exchange Commission Rules.

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CORPORATE GOVERNANCE

A brief description of the current composition and responsibilities of the Committees are as follows:

Committees

Audit Committee • Patrick J. Ward (Chair) • Klaus A. Engel • Karen H. Grimes • Nayaki R. Nayyar • Gregory R. Page

•  Selects, engages, and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements.

•  Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm.

•  Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•  Reviews effectiveness of the Company’s systems, procedures, and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•  Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.

•  Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•  Establishes procedures for the receipt, retention, and resolution of complaints regarding accounting, internal controls, or auditing matters.

•  Reviews and approves the Company’s internal audit plan.

•  Reviews not less than once a year the Company’s cybersecurity risks and mitigation activities.

Governance and Compliance Committee • Gregory R. Page (Chair) • Klaus A. Engel • David C. Everitt • Janet P. Giesselman • Michael O. Johanns • Nayaki R. Nayyar

•  Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•  Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•  Oversees the annual assessment of the Board, its Committees, and the individual directors.

•  Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•  Oversees the Company’s ethics and compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.

•  Reviews and monitors the Company’s enterprise risk management program.

•  Reviews the Company’s public policy positions, strategy regarding political engagement, and public reputation management.

•  Oversees and advises the Board on the Company’s environment, health, safety, and security (“EHS&S”) risk management programs.

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People and Compensation Committee • Lamberto Andreotti (Chair) • Karen H. Grimes • Rebecca B. Liebert • Marcos M. Lutz • Kerry J. Preete • Patrick J. Ward

•  Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

•  Assesses current and future senior leadership talent for Company officers.

•  Assists the Board in the CEO succession planning process.

•  Reviews and approves the Company’s programs for executive development, performance, and skills evaluations.

•  Evaluates the Company’s diversity metrics and representation no less than annually.

•  Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives, and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.

•  Determines the compensation and employment arrangements of the Company’s executive officers other than the CEO.

•  Evaluates the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including strategies that could mitigate any such risk.

•  Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s SEC filings.

•  Evaluates the voting results from say-on-pay or other compensation stockholder proposals.

•  Recommends non-employee directors’ compensation to the Board of Directors.

Sustainability and Innovation Committee (“S&I”) • Rebecca B. Liebert (Chair) • Lamberto Andreotti • David C. Everitt • Janet P. Giesselman • Marcos M. Lutz • Michael O. Johanns • Kerry J. Preete

•  Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.

•  Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.

•  Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, and sustainability policies and programs and matters impacting the Company’s public reputation.

•  Monitoring climate change risks, plans, goals, and targets, and review the progress against such goals and targets no less than annually.

•  Reviews and provides input to management regarding the management of current and emerging sustainability trends and reports periodically to the Board on sustainability matters affecting the Company.

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CORPORATE GOVERNANCE

2022 Committee Membership

All of our standing committees consist entirely of independent directors. Therefore, Mr. Magro does not serve as a member of any of our standing Committees. A list of the independent directors and their respective Committee memberships for 2022 is set forth below.

2022 Committee Membership

Director	Audit	Governance and Compliance	People and Compensation	S&I
Lamberto Andreotti			🌑C	🌑
Klaus A. Engel	🌑	🌑
David C. Everitt		🌑		🌑
Janet P. Giesselman		🌑		🌑
Karen H. Grimes	🌑		🌑
Michael O. Johanns		🌑		🌑
Rebecca B. Liebert			🌑	🌑C
Marcos M. Lutz(1)	🌑		🌑	🌑
Nayaki R. Nayyar	🌑	🌑
Gregory R. Page	🌑	🌑C
Kerry J. Preete			🌑	🌑
Patrick J. Ward	🌑C		🌑

C = Chair

(1)	Mr. Lutz rotated from the Audit Committee to the Sustainability and Innovation Committee effective on April 29, 2022.

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RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Governance and Compliance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves, or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance and Compliance Committee for ratification. If the Governance and Compliance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which:

(i)	Corteva (and/or its subsidiaries) was, is, or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has, or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)	a director or an executive officer of Corteva or a nominee to become a director of Corteva;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

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ESG INITIATIVES AND OUR VALUES

OVERVIEW

Food is at the core of human needs and a critical resource for socio-economic development. While our world is growing, our food resources are not. Therefore, Corteva is focused on continuing to drive sustainable innovation that brings progress and prosperity for future generations through sustainable food production. For us this means more than expanding the food supply. It also encompasses social, economic, and ecological considerations critical to achieving global food security. It includes producing sustainable nutrition alternatives by boosting the nutritional benefits of soy, encouraging sustainable planting methods by developing corn hybrids resistant to insects, diseases and herbicides, and developing sustainable pest control methods in a world that is expected to have less arable land and more unpredictable weather conditions.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders. In 2022, our directors and members of management continued our engagement efforts by meeting with stockholders representing approximately 39% of our common stock, outstanding as of December 31, 2022. While some stockholders declined to engage with us at that time, Corteva’s management and, in some circumstances, members of its Board, attended meetings to discuss the Company’s business and innovation strategy, sustainability initiatives, human capital management practices and corporate governance policies.

Environmental, social and governance (“ESG”) initiatives are overseen by our Board and its Committees. Our Sustainability and Innovation Committee regularly monitors the Company’s sustainability measures and efforts, and provides oversight of the risks related to climate change and the Company’s innovation pipeline, while our Governance and Compliance Committee retains oversight of our ethics and compliance programs, which reinforce our values. Our People and Compensation Committee oversees the Company’s human capital management and inclusion, diversity, and equity strategy. Sustainability, ethics, and diversity, inclusion, and equity matters are supported by the Company’s executive leadership team who make recommendations to our Board and Committees and ensure alignment of ESG initiatives with the Company’s strategy. Our executive leadership team is supported by senior management committees that make recommendations to our executive leadership team, and also implement the Company’s ESG initiatives.

Winning Aspiration and Values

We aspire to be the leader of innovative sustainable solutions for farmers worldwide, today and tomorrow in order to become the world’s most valuable agriculture solutions company. In order to achieve this aspiration, we focus on promoting a culture and managing our business in a manner that fosters innovation by promoting our values, which are striving to:

•	Enrich Lives: We commit to enhancing lives and the land.
•	Stand Tall: We are leaders and act boldly; we accept the challenges that confront our industry as our own and will step up to ensure that agriculture progresses and thrives.
•	Be Curious: We innovate relentlessly.
•	Build Together: We grow by working together.
•	Be Upstanding: We always do what’s right, maintaining high ethical standards and conducting business safely and transparently.
•	Live Safely: We embrace safety and the environment in all we do.

ESG Transparency and Accountability

Corteva provides transparency to its stakeholders on sustainability through its sustainability reports, which include disclosures responsive to the Global Reporting Initiative (“GRI”), Sustainability Accounting Standards Board (“SASB”), and the Task Force on Climate-Related Financial Disclosures (“TCFD”). The Company’s sustainability reporting can be found at www.investors.corteva.com. The Company’s next sustainability report is expected to be published in early April 2023.

With this transparency, the Company has added increased executive accountability and oversight for the Company’s sustainability efforts. In 2022, the oversight of climate emissions targets and risks were directly incorporated into the charter for the Board’s Sustainability and Innovation Committee. Additionally, with an addition of an ESG modifier to the Company’s short-term incentive program, a holistic review of the Company’s ESG performance was conducted.

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ESG INITIATIVES AND OUR VALUES

The maturity of the Company’s ESG programs is gaining the Company recognition for its efforts.

•  Corteva named one of “Most Responsible Companies in America” for 2023 by Newsweek magazine and the global research and data firm, Statista, with Corteva ranked 25 on the list of 500 companies evaluated on ESG concerns.

•  Corteva included on Just Capital’s list of “Most Just Companies of 2022”, coming in at 217 of the nearly 1,000 companies, an increase of more than 400 spots year-over-year. The Just Companies list grades companies by how each invests in its employees, supports its communities and customers, prioritizes good governance, and minimizes environmental impact.

Ethical and Secure Supply Chains

Corteva’s largely multi-sourced supply chains are designed to be resilient and reflect the high expectations Corteva sets for its suppliers. Corteva expects its suppliers to act consistently with Corteva’s values and to abide by our Supplier Code of Conduct, which establishes our policies with respect to fair wages, discrimination, human rights, ethical procurement practices, record-keeping, and compliance with applicable laws. Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Supplier Code of Conduct and Child and Forced Labor Statement may be found under the “Supplier Center” section of our website: supplier-center.corteva.com.

Political Activities

Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation, and regulatory decisions. We are fully committed to conducting our political activities ethically and in compliance with our policies and all applicable campaign finance laws and reporting requirements. In 2022, Corteva was named one of the top decile of companies in Wharton’s Zicklin Center for Political Accountability’s “CPA-Zicklin Index” earning trendsetter status for its high level of transparency. More information related to Corteva’s policies and its political spending can be found at: www.corteva.com/who-we-are/political-disclosures.html.

Human Capital Management

We believe that attracting, retaining, and developing members of our workforce is key to the sustainability of our business and developing our pipeline for leadership. Our leadership is focused on fostering an environment in which employees are contributing fully and able to win for themselves, for Corteva and for our customers and stockholders. Corteva aims to attract the best employees, to retain those employees through offering career development and training opportunities while also prioritizing their safety and wellness in an inclusive and productive work environment. In order to promote this environment, Corteva prioritizes professional development and inclusion, diversity, and equity initiatives, and then monitors their effectiveness by measuring employee engagement surveys, employee representation, and pay equity, along with reviews of its leadership succession pipelines.

We believe by supporting inclusion, diversity, and equity initiatives, Corteva is creating a workforce with a greater variety of skills and perspectives, resulting from employees’ differentiated backgrounds and experiences. These differentiated backgrounds and experiences, are expected to foster the diversity of thought needed to drive our innovative culture into the future.

Led by Corteva’s Chief Human Resources and Diversity Officer, Corteva has undertaken the following inclusion, diversity and equity practices set forth in the table below. For more information on Corteva’s inclusion, diversity and equity practices, see Corteva’s website, www.corteva.com/who-we-are/our-diversity.html.

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ESG INITIATIVES AND OUR VALUES

•  2026 representation goals for gender diversity within the global employee population and the Company’s leadership pipeline

•  2026 representation goals for racial and ethnic diversity within the U.S. employee population and the Company’s leadership pipeline

•  Regular monitoring by the People and Compensation Committee of the Company’s progress towards its 2026 goals, along with periodic ESG reports sharing the Company’s progress

•  Conducting gender and racial pay equity studies

•  EEO-1 reporting made publicly available

•  No mandatory employee arbitration with respect to employee discrimination or harassment claims

•  A global parental leave policy

The Company’s inclusion efforts are supported by nine business resource groups. These business resource groups implement programs focused on embracing the similarities and differences of people, cultures, and ideas, and fostering the professional development and engagement of their members.

The People and Compensation Committee conducts regular reviews of the Company’s leadership pipelines for its business lines and critical functions. During these reviews, long-term and emergency succession plans, talent development, and the diversity representation of the leadership pipeline are evaluated. Corteva’s management supports employee professional and personal growth through learning through various programs and efforts described in the table below.

•  Developing talent through self-service courses and customized curriculums — providing resources to strengthen our workforce’s professional skills

•  Encouraging employees to grow their networks by collaborating with partners across a quickly evolving agriculture landscape

•  Career planning, that provides a clear path for progress, with experiences built to develop future leaders

•  Paid tuition program and opportunities to attend industry shaping events

•  Offering competitive total rewards, meaningful work, and learning opportunities that feed personal growth and well-being

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AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is elected annually and currently consists of thirteen members, with Mr. Page serving as its Chair.

Our Board believes in maintaining a diverse and well-rounded membership, complete with qualifications, skills, and experience that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. Our Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to diversity and inclusion at the Board level and throughout the Company and has taken steps to identify diverse candidates with respect to gender, ethnicity, race, nationality, age, skills, and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board.

The Governance and Compliance Committee, along with our Board, believe that our stockholders benefit from a Board drawing upon a broad array of experiences and backgrounds. Consistent with our priorities, the Board has nominated a diverse slate of candidates consisting of: Lamberto Andreotti; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. The below metrics regarding our director nominee slate demonstrates the results of our ongoing refreshment priorities.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

The Governance and Compliance Committee and the Board carefully considered the qualifications, skills, and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background, attributes, and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Magro	Nayyar	Page	Preete	Ward

Skills and Experience

C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting shareholder interests

	🌑		🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑

Agriculture and/or Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s); possessing deep financial literacy and understanding of financial reporting, budgeting, and financial strategy

	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑		🌑

Capital Markets Expertise

Experience and understanding of capital markets, their structure, and how to best participate in such markets; in-depth understanding of investor perspectives; significant merger and acquisition experience

	🌑	🌑			🌑			🌑	🌑		🌑		🌑

Science and Innovation Strong science/biotech background and/or R&D experience	🌑	🌑	🌑	🌑			🌑		🌑	🌑		🌑

Information Technology/Cybersecurity/
Digital/Artificial Intelligence

Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks

			🌑	🌑			🌑		🌑	🌑		🌑

Government/Regulatory Experience with regulated businesses, regulatory requirements and interacting with regulators and members of government or prior service in government	🌑			🌑		🌑		🌑	🌑		🌑	🌑	🌑

Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑

International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑	🌑

Environmental/Sustainability/
Corporate Responsibility

Experience in managing environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy

	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑		🌑	🌑

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AGENDA ITEM 1: ELECTION OF DIRECTORS

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Magro	Nayyar	Page	Preete	Ward

Diversity Attributes

Female				🌑	🌑		🌑			🌑

Male	🌑	🌑	🌑			🌑		🌑	🌑		🌑	🌑	🌑

American Indian or Native Alaskan

Asian										🌑

Black or African American

Hispanic or Latino								🌑

Native Hawaiian or Pacific Islander

White	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑		🌑	🌑	🌑

Non-U.S. born or Non-U.S. citizen	🌑	🌑						🌑	🌑	🌑		🌑	🌑

LGBTQ+	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)	NI(1)
(1)	NI= Not-Identified. While we annually survey the diversity attributes of our Board, directors retain the right not to self-identify.

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Governance and Compliance Committee, the Board has nominated each of its 13 director nominees to serve for a one-year term that expires at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Meeting”), or until their successors are elected and qualified. Each of the director nominees has expressed his or her willingness to serve.

The Board unanimously recommends a vote FOR the election of ALL of the named director nominees as Directors of the Board.

The Company benefits from an experienced, engaged, diverse, and independent board of directors with directors that have a deep knowledge of the Company’s business. Assuming each of the Board’s nominees is elected, our Board will consist of thirteen highly qualified directors, twelve of whom will be independent. Collectively, the Board reflects the diversity of operational expertise and experience necessary to oversee the Company’s strategic direction, operational execution and performance enhancements, and efforts to drive long-term stockholder value.

As provided by Article 2.7 of the Company’s Bylaws, directors will be elected by a vote of a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. In an uncontested election, abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance and Compliance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and attributes as they apply to the individual director nominees to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Lamberto Andreotti
Age 72 Retired Chairman and Chief Executive Officer, Bristol-Myers Squibb Company

Mr. Andreotti is the former chairman of the board and chief executive officer of Bristol-Myers Squibb Company, a global, innovative healthcare company. He served as chairman at Bristol-Myers Squibb from May 2015 to May 2017 and chief executive officer from May 2010 to May 2015. Mr. Andreotti previously served as its president and chief operating officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s board of directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti has served as a member of the board of directors of UniCredit S.p.A. since April 2018 and was appointed deputy chairman in April 2021. Mr. Andreotti served as a director of DowDuPont Inc. from September 2017 until June 2019 when he joined Corteva’s Board.

Skills and Expertise

As the former chief executive officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance, and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing, and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

Klaus A. Engel, Ph.D.
Age 66 Retired Chief Executive Officer, Evonik Industries AG

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing, and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG and Mülheim an der Ruhr. Dr. Engel has been a member of the supervisory board of National-Bank, Essen since 2011 and joined the advisory board of Ruhr-University, Bochum, Germany in 2018. He is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn. Dr. Engel joined Corteva’s Board in June 2019.

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, capital management, sustainability, and accounting and managing multi-national chemical organizations outside the United States.

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David C. Everitt
Age 70 Retired President, Agricultural and Turf Division of Deere & Co.

Mr. Everitt has served on the board of directors and the lead independent director of Harsco Corporation, an industrial services and engineering company that provides environmental solutions and innovative technology for the rail sector, since October 2018. At Harsco, he also served as non-executive chairman, from August 2014 to October 2018 and as a director, since 2010. From February 2014 to July 2014, Mr. Everitt also served as interim president and chief executive officer of Harsco. Mr. Everitt had an extensive career at Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, where he worked from 1975 until his retirement in September 2012. At Deere, he held many executive positions, including as President, Agricultural and Turf Division – North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products, from 2009 to 2012, President, Agricultural Division – North America, Australia, Asia and Global Tractor and Implement Sourcing, from 2006 to 2009, and President, Agricultural Division – Europe, Africa, South America and Global Harvesting Equipment Sourcing, from 2001 to 2006. Mr. Everitt has served on the boards of directors of Allison Transmission Holdings, Inc., a designer and manufacturer of vehicle propulsion solutions, since August 2014 and the Brunswick Corporation, a global designer, manufacturer, and marketer of recreational marine products, since July 2012. Previously, Mr. Everitt served on the board of directors of Agrium Inc., a retail supplier of agricultural products and services, from February 2013 until its merger with the Potash Corporation of Saskatchewan Inc. to form Nutrien Ltd., a Canadian fertilizer company, in January 2018, and then remained on the board of directors of Nutrien, from January 2018 to August 2020. Mr. Everitt joined Corteva’s Board in March 2021.

Skills and Expertise

As the former President of Deere & Company’s largest division, Mr. Everitt brings innovation experience, agriculture industry knowledge, and global operations expertise to our Board. Mr. Everitt also has significant manufacturing and marketing knowledge, along with public company board experience.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Janet P. Giesselman
Age 68 Retired President & General Manager, Dow Oil & Gas

Ms. Giesselman held a number of senior leadership positions for The Dow Chemical Company, from 2001 to 2010, including President and General Manager of Dow Oil & Gas, from 2007 to 2010, Business Vice President of Dow Latex, from 2006 to 2007, and as a Vice President of Dow AgroSciences, from 2001 to 2006. From 1981 to 2001, Ms. Giesselman worked in a variety of sales, marketing, and strategic planning roles at Rohm and Haas Company, a specialty and performance materials company, including Regional Business Director, Agricultural Division, from 1998 to 2001. Ms. Giesselman has served on the board of directors of McCain Foods Ltd., a privately held global supplier for French fries, since June 2014; Twin Disc, Inc., a global provider of power transmissions for marine, oil & gas and industrial uses, since June 2015; and Ag Growth International, Inc., a leading manufacturer of grain handling, storage and conditioning equipment, since 2013. Ms. Giesselman previously served on the board of directors of GCP Applied Technologies Inc., a global provider of construction products and technologies, from May 2020 until it was acquired by Saint-Gobain in September 2022; and Avicanna Inc., a leader in innovative biopharmaceutical advances using cannabinoids from June 2019 to May 2021, and OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals and decorative & functional surfaces, from March 2015 until it was acquired by Synthomer plc in April 2020. Ms. Giesselman joined Corteva’s Board in March 2021.

Skills and Expertise

Ms. Giesselman brings to the Board significant leadership experience as a senior executive in the agricultural and chemicals industry, and has scientific educational background, including in plant pathology, along with expertise in growth strategies and innovation. Ms. Giesselman also has substantial public company board experience.

Karen H. Grimes
Age 66 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company

Ms. Grimes was Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation. Ms. Grimes began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Ms. Grimes also has served as a director of Toll Brothers, Inc. and TEGNA, Inc. since March 2019 and February 2020, respectively. Ms. Grimes joined Corteva’s Board in March 2021.

Skills and Expertise

Ms. Grimes work experience will bring strong financial acumen, investment expertise and a returns-focused mindset to Corteva’s Board. Additionally, the Board will benefit from her extensive executive-level experience and leadership abilities and deep understanding of financial accounting and internal financial controls. Ms. Grimes also provides significant risk management experience and provides a valuable investor-oriented perspective to the Board.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Michael O. Johanns
Age 72 Retired United States Senator, Nebraska and former U.S. Secretary of Agriculture

Mr. Johanns served as a U.S. Senator from Nebraska from 2009 until 2015. In the 111th-113th Congresses, his committee assignments included Agriculture, Appropriations, Banking, Commerce, Veterans Affairs, Indian Affairs, and Environment & Public Works. He was United States Secretary of Agriculture from 2005 until 2007 and was twice elected Governor of Nebraska, serving from 1999 until 2005. Mr. Johanns has served on the board of directors of Deere & Company since 2015. He previously served as a director of Burlington Capital/ATAX from May 2015 until September 2019. Mr. Johanns joined Corteva’s Board in June 2019.

Skills and Expertise

As a former U.S. Senator and governor, Mr. Johanns has developed significant leadership qualities from his service in state and federal government, which are valuable to our Board. Additionally, as a result of the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and in his various government roles, including as U.S. Secretary of Agriculture, he developed subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Rebecca B. Liebert, Ph.D.
Age 55 President & Chief Executive Officer, The Lubrizol Corporation

Dr. Liebert became president and chief executive officer of The Lubrizol Corporation in October 2022. Lubrizol is a provider of specialty chemicals for the transportation, industrial and consumer markets. Prior to this appointment, Dr. Liebert was an executive vice president at PPG Industries, a publicly traded global manufacturer of paints, coatings, and specialty materials from October 2019 to September 2022. Dr. Liebert joined PPG in June 2018 and served as senior vice president automotive coatings until taking the executive vice president role in October 2019. Prior to PPG, Dr. Liebert spent a decade at Honeywell in senior roles including most recently serving as president and chief executive officer of Honeywell UOP, which develops technology for the petroleum refining, gas processing, petrochemical production, and major manufacturing industries. She started her career at Honeywell in the Electronic Materials business and moved to UOP in 2012. Earlier, she spent two years at Alcoa as president of Reynolds Food Packaging and started her career at Nova Chemicals. In February 2022, Liebert was elected to the National Academy of Engineering, one of the engineering profession’s most prestigious distinctions. Dr. Liebert joined Corteva’s Board in June 2019.

Skills and Expertise

As a chief executive at an international chemical manufacturer, Dr. Liebert brings significant leadership skills to the Board and contributes her experiences managing human capital, technology, and scientific development at international organizations.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Marcos M. Lutz
Age 53 Chief Executive Officer, Ultrapar Participacões S.A.

Mr. Lutz was named chief executive officer of Ultrapar Participações S.A., a Brazil-based conglomerate operating in the sectors of fuel distribution, specialty chemicals, liquid bulk storage and pharmacies, effective January 2022, and served as a member of Ultrapar’s board of directors from April to December 2021. Previously, Mr. Lutz was chief executive officer of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics, from April 2015 to April 2020, and served as a director of Cosan from December 2009 to June 2020. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz also currently serves on the board of Votorantim SA, a Brazil-based conglomerate mainly operating in the mining and metals, energy and banking sectors, since April 2021. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018. Mr. Lutz joined Corteva’s Board in June 2019.

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

Charles V. Magro
Age 53 Chief Executive Officer, Corteva, Inc.

Mr. Magro was appointed Chief Executive Officer and director of Corteva on November 1, 2021. Prior to joining Corteva, he served as President and chief executive officer of Nutrien Ltd. (“Nutrien”) from the company’s launch in 2018 until April 2021. From 2014 to 2018, Mr. Magro served as President and chief executive officer of Agrium Inc., which merged with Potash Corporation of Saskatchewan to create Nutrien. As President and CEO of Nutrien, Mr. Magro led more than 27,000 employees to achieve best-in-class engagement, top safety performance and exceptional business results. He also led the company through numerous merger and acquisition transactions, expanding globally and restructuring the industry. Prior to this role, he held a variety of other key leadership positions with the company, including Chief Operating Officer, Chief Risk Officer, Executive Vice President of Corporate Development, and Vice President of Manufacturing. He joined Agrium in 2009 following a productive career with NOVA Chemicals. Mr. Magro has served on the board of directors of Ingredion Inc., a global provider of ingredient solutions to the food and beverage manufacturing industry, since May 2022. Mr. Magro previously served on the Canada Pension Plan Investment Board from 2018 until March 2022. Mr. Magro also served as a Board Steward for the World Economic Forum’s Food Systems Initiative, providing strategic leadership to build inclusive, sustainable, efficient, and healthy global food systems, as well as on the Boards of the International Plant Nutrition Institute, Nutrients for Life Foundation, the Business Council of Canada, and the Business Council of Alberta.

Skills and Expertise

Mr. Magro brings over 20 years of combined agricultural and chemical experience to our Board. His work experience also brings to the Board significant experience in mergers and acquisitions, restructuring, managing human capital and international business.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Nayaki R. Nayyar
Age 52 Chief Executive Officer, Securonix, Inc.

Ms. Nayyar was appointed Chief Executive Officer and director of Securonix, Inc., a security intelligence solutions provider, in December 2022. Prior to this, Ms. Nayyar was the President and Chief Product Officer of Ivanti, Inc., a software company specializing in IT asset management and cybersecurity until October 2022. Ms. Nayyar joined Ivanti in July 2020, as Executive Vice President and Chief Product Officer. From October 2016 to June 2020, Ms. Nayyar served as President of Digital Services Management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as General Manager and Global Head of the Internet of Things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy, from March 2011 to December 2011, and Senior Vice President, SAP Cloud, Customer Engagement, from January 2012 to December 2015. Ms. Nayyar also served as Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of TD SYNNEX Corporation since September 2021 and previously served as a director of Veritone Inc. from October 2018 to December 2022. Ms. Nayyar joined Corteva’s Board in February 2020.

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in information technology, cybersecurity, artificial intelligence, and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions, and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies, and cost-savings initiatives.

Gregory R. Page
Age 71 Retired Chairman and Chief Executive Officer, Cargill, Incorporated

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 as a trainee assigned to the Feed Division and over the years held a number of positions in the United States and Singapore, including working with the start-up of a poultry processing operation in Thailand, the beef and pork processing operations of Cargill’s Excel subsidiary in Wichita, Kansas, and the Financial Markets Group in Minneapolis. Mr. Page serves as a member of the board of directors of Eaton Corporation plc (since 2003), Deere & Company (since 2013), and 3M (since 2016). He is former chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America and continues to serve on both boards. He also serves on the board of Alight (formerly known as the American Refugee Committee). Mr. Page joined Corteva’s Board as the independent chair in June 2019.

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture, and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics, and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational, and strategic matters.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Kerry J. Preete
Age 62 Retired Executive Vice President and Chief Strategy Officer, Monsanto Company

Mr. Preete had an extensive career at the Monsanto Company, where he worked for over thirty years in roles of increasing responsibility. Mr. Preete served as the Executive Vice President and Chief Strategy Officer for Monsanto, from 2010 until his retirement in June 2018, and agreed to stay on as an employee of Bayer AG after Monsanto’s acquisition through December 2018. Prior to that, Mr. Preete served as the President of Global Crop Protection and Chemicals, from 2009 to 2010, as the Vice President of International Crops Business, from 2008 to 2009, as the President of Seminis Vegetable Seeds, from 2005 to 2008, as the Vice President of U.S. Markets, from 2001 to 2005, as the Vice President of Global Product Management, from 1999 to 2001, and as the Director of Global Product Stewardship and Chemicals, from 1998 to 1999. Earlier in his career at Monsanto, Mr. Preete held various position in the marketing and distribution groups, from 1985 to 1998, including as U.S. Marketing Director. Mr. Preete has served on the board of directors of Univar Solutions Inc, a global chemical and ingredient distributor, since May 2018, and of Avient Corporation (f/k/a PolyOne Corporation), a specialized provider of polymer materials, services and solutions, since December 2013. Mr. Preete joined Corteva’s Board in March 2021.

Skills and Experience

Mr. Preete brings to the Board broad business and regulatory acumen and deep knowledge of agricultural products, chemicals, and technology-based solutions from his decades of executive leadership and public chemical company board experiences.

Patrick J. Ward
Age 59 Retired Chief Financial Officer, Cummins Inc.

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward has served a director of Flex, Ltd., a global contract manufacturing services provider, since January 2022. Mr. Ward served as a director of DowDuPont, Inc. from September 2017 until June 2019 when he joined Corteva’s Board.

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings in depth of skills with respect to complex financial reporting, finance, and public accounting. Mr. Ward also provides significant capital markets, investment management, and investor relations experience.

✔	AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all 13 director nominees.

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DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs, and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion and Analysis. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2022.

Non-Employee Directors’ Fees

The 2022 directors’ fees as stated below are paid only to directors who are not employees of Corteva. An overview of the 2022 Compensation Elements is provided below. Equity retainers or fees for 2022 were issued as restricted stock unit (“RSUs”) that will vest on the first anniversary of the grant date.

Compensation Element	($)

Cash Retainer	130,000

Equity Retainer	170,000

Total Retainer	300,000

Board Chair Cash Retainer	80,000

Board Chair Equity Retainer	120,000

Total Board Chair Retainer	200,000

Annual Committee Chair Fees

Audit	35,000

People & Compensation	25,000

All Other	20,000

Director Compensation for 2022

The directors’ annual cash retainers, chair fees and equity retainers for 2022 are prorated by length of appointment. The cash retainer was increased from $115,000 to $130,000 effective May 1, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(b)	All Other Compensation ($)(c)	Total ($)

Lamberto Andreotti	150,000	170,186	—	300	320,486

Klaus A. Engel	125,000	170,186	—	300	295,486

David C. Everitt	125,000	170,186	—	300	295,486

Janet P. Giesselman	125,000	170,186	—	300	295,486

Karen H. Grimes	125,000	170,186	—	300	295,486

Michael O. Johanns	125,000	170,186	—	300	295,486

Rebecca B. Liebert	145,000	170,186	—	300	315,486

Marco M. Lutz	125,000	170,186	—	300	295,486

Nayaki R. Nayyar	125,000	170,186	74	300	295,560

Gregory R. Page	225,000	290,181	60	300	515,541

Kerry J. Preete	125,000	170,186	—	300	295,486

Patrick J. Ward	160,000	170,186	—	300	330,486
(a)

The number of RSUs granted was determined by dividing the value of the 2022 grant ($170,000) by the closing price of Corteva common stock on the grant date and rounding up to the next multiple of 10. The RSU grant for all directors had a full grant date fair value of $57.69 per share with a total value of $170,186 in accordance with the same standard applied for financial accounting purposes. The RSU grant to Mr. Page had a total value of $290,181, as it included the portion of his Board Chair Retainer which is delivered in the form of equity.

(b)	Includes for Mses. Nayyar and Mr. Page the value of above-market earnings on nonqualified deferred compensation balances.
(c)	Includes accidental death and disability insurance premiums.

Corteva 2023 Proxy Statement  |  27

AGENDA ITEM 1: ELECTION OF DIRECTORS

Non-Employee Directors Stock Grant

On April 29, 2022, the Board granted equity retainer RSU awards, which will vest in their entirety on the first anniversary of the grant date. Each non-employee director serving on the Board received a grant of 2,950 RSUs. Mr. Page, as Board chair, received a grant of 5,030 RSUs, which reflects the equity portion of his non-executive chair fee, as well as his non-employee director equity retainer award.

Non-Employee Directors Stock Ownership Guidelines

The Company’s stock ownership guidelines require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Equity is a key component of director compensation in order to align their interests with those of the Company’s stockholders. In order to ensure the non-employee directors meet the guidelines, the Company’s stock ownership guidelines also require the director to hold all equity compensation until his or her meets the stock ownership requirement. The equity retainer awards granted since the Company’s inception through 2021 will not vest until the non-employee director retires from the Board. Beginning in 2022, equity retainer awards will vest in their entirety on the first anniversary of the grant date. As of December 31, 2022, the non-employee directors were in compliance with the stock ownership guidelines, or are anticipated to reach their guideline within the prescribed timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year in the future. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the Equity Compensation Plan Information as of December 31, 2022 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	8,546,335	$34.01	11,419,095

Equity Compensation Plans not Approved by Security Holders	0	$—	0

Total	8,546,335	$34.01	11,419,095

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AGENDA ITEM 1: ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s common stock as of February 28, 2023, except as noted, for (i) each Director of the Company, (ii) each nominee for director, (iii) each of our named executive officers listed in the Summary Compensation Table and who have not retired, (iv) all directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

David J. Anderson	2,820		105,576	108,396	*

Lamberto Andreotti	0		2,972	2,972	*

Samuel R. Eathington	23,508		43,902	67,410	*

Klaus A. Engel	11,393		2,972	14,365	*

David C. Everitt	1,271		2,972	4,243	*

Janet P. Giesselman	458		2,972	3,430	*

Timothy P. Glenn	164,164		174,034	338,198	*

Karen H. Grimes	0		2,972	2,972	*

Michael O. Johanns	0		2,972	2,972	*

Robert D. King	0		25,934	25,934	*

Rebecca B. Liebert	44		2,972	3,016	*

Marcos M. Lutz	35,000		2,972	37,972	*

Charles V. Magro	98,760		43,103	141,863	*

Nayaki R. Nayyar	0		2,972	2,972	*

Gregory R. Page	10,542		5,067	15,609	*

Kerry J. Preete	2,500		2,972	5,472	*

Patrick J. Ward	1		2,972	2,973	*

All Directors and Executive Officers as a Group (20 persons)(d)	468,288		526,532	994,820	*

Certain Other Owners:

The Vanguard Group	82,226,470	(e)			11.54%

BlackRock, Inc.	60,186,650	(f)			8.45%

State Street Corporation	33,946,407	(g)			4.76%
(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EIDP, Inc. Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)

This column includes any shares that the person could acquire through April 29, 2023, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2023 Meeting. For Mr. Glenn, includes 8,917 deferred stock units held in the Management Deferred Compensation Plan.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of February 28, 2023.
(d)	The address for all directors and executive officers is c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, DE 19805.
(e)

Based on a Schedule 13G/A filed by The Vanguard Group on February 9, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. The Vanguard Group has sole voting power over 0 shares, shared voting power over 1,002,044 shares, sole dispositive power over 79,291,568 shares, and shared dispositive power over 2,934,902 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. has sole voting power over 54,299,649 shares, sole dispositive power over 60,186,650 shares, and shared voting or dispositive power over 0 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(g)

Based on a Schedule 13G/A filed by State Street Corporation on February 3, 2023 with the SEC reporting beneficial ownership as of December 31, 2022. State Street Corp. has sole voting power over 0 shares, shared voting power over 30,300,640 shares, sole dispositive power over 0 shares, and shared dispositive power over 33,784,657 shares. State Street Corporation’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

*	Less than 1% of the total shares of Corteva common stock outstanding.

Corteva 2023 Proxy Statement  |  29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Corteva’s compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. Corteva has been focused on growing its business as a pure-play agricultural company leveraging differentiated, world-leading innovation capabilities to provide best-in-class germplasm and traits in its seed segment, creating many new products from an innovative pipeline such as QromeTM corn trait, RinskorTM, ArylexTM and the EnlistTM soybean trait, and increasing our emphasis on higher-margin patented & differentiated products in our crop protection segment. In our seed segment, Enlist™ E3 soybeans reached about 45% penetration in the U.S. for 2022, while in the crop protection segment new product sales reached over $1.9 billion for the full year, an increase of more than 30% over prior year. Corteva continued to strengthen the sustainability of its new and differentiated crop protection product portfolio globally during 2022 with 165 new registrations of new products and 90% of its new products meeting Corteva’s sustainable innovation criteria.

The Russia-Ukraine conflict made 2022 another year of societal and economic disruption globally. Despite these challenges, Corteva minimized the impact of supply chain disruptions allowing Corteva to exceed its financial targets, while it continued to operate in a manner that kept our employees, customers and communities safe. Underpinning Corteva’s progress was strong net sales growth for 2022, with gains across both its business segments and across all regions. Despite market volatility and disruptions, Corteva responded and continued to capture the value of its technology in a manner that more than offset headwinds from market-driven cost inflation for inputs and logistics, and teams delivered approximately $250 million in cost savings from productivity initiatives contributing to Corteva’s margin expansion and an over 41% year-over-year increase in Operating EBITDA. This strong performance and balanced capital allocation strategy allowed Corteva to deliver more than $1.4 billion to stockholders via dividends and share repurchases, while still making significant investments in sustainable innovation, like biological products, and other capital projects to secure the Company’s future growth.

Last year, our say-on-pay proposal received the support of approximately 94% of votes cast — a significant indication that our stockholders support our compensation philosophy and programs. While we were encouraged by the significant level of support, we continued with stockholder outreach efforts in 2022, and plan to continue these efforts during 2023, allowing our investors the opportunity to engage with Corteva’s new leadership. In meetings with our directors, stockholders may also have the opportunity to speak to independent directors without members of management present. These meetings included institutional investor executives, governance leads, and portfolio managers, among others. We solicited feedback from stockholders regarding their views on our business strategy, corporate governance policies, sustainability initiatives, greenhouse gas emissions, and human capital management and compensation practices. The Board welcomed these opportunities to discuss our compensation program with stockholders and took that feedback into consideration as we continued to evolve our compensation program and other governance policies.

This year Corteva launched its strategy to accelerate growth and drive long-term shareholder value with a revised operating model to drive accountability and improve performance, along with initiating portfolio changes to continue our focus on high growth and margin accretive products and markets. Consistent with these changes, we also evolved our compensation program to further align our executive management’s compensation with our strategy and our stockholders’ interests and feedback. These executive compensation program design changes in 2022 included:

•

Revising the metrics of our annual short-term incentive program to incentivize behaviors aligned with the maturity of the company’s strategic and capital allocation priorities, including returns to stockholders, by replacing Organic Revenue Growth with Operating EBITDA margin and Working Capital Turns metrics;

•	Adding an ESG modifier to Corteva’s short-term incentive program in order to reflect our commitment to values driven leadership;
•

Including a 20% restricted stock unit (“RSU”) component in the long-term incentive program in order to encourage the retention of Corteva’s newly configured executive management team, while continuing to incentivize long-term growth and executive stock ownership; and

•

Revising our long-term incentive metrics to include Return on Net Assets (“RONA”) for 2022 awards in order to drive long-term profitability, along with disciplined management of long-term capital investment projects.

30  |  Corteva 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Corteva’s executive compensation programs are designed to attract, engage, reward, and retain the high-quality executives necessary to lead the Company and execute our business strategy in alignment with the best interests of stockholders. Corteva provides compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash-based and equity-based pay. Its executive compensation programs typically target the market median for each of the key compensation components.

Corteva compensation programs are designed and administered to follow these core principles:

•	Reinforce Corteva’s business objectives and the creation of sustainable long-term stockholder value;
•	Align executives’ interests with stockholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained stockholder returns;
•	Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk; and
•	Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives.

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2022 compensation decisions by the Committee regarding our Named Executive Officers (“NEOs”). For 2022, Corteva’s NEOs are:

•  Charles V. Magro,
Chief Executive Officer

•  David J. Anderson,
Executive Vice President, Chief Financial Officer

•  Samuel R. Eathington, Ph.D.
Executive Vice President, Chief Technology & Digital Officer

• Timothy P. Glenn, Executive Vice President, Seed Business Unit • Robert D. King, Executive Vice President, Crop Protection Business Unit

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COMPENSATION DISCUSSION AND ANALYSIS

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core principles. Here are some of the compensation practices we follow:

2022 COMPENSATION PRACTICES AND POLICIES

What We Do

✓	Use performance metrics to align pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts

✓	Balance short-term and long-term incentives using multiple performance metrics, which allows for the achievement of near-term targets while innovating to provide sustainable long-term growth

✓	Set rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)

✓	Maintain a compensation clawback policy covering cash and equity

✓	Employ an independent compensation consultant to advise on executive compensation

✓	Use tally sheets

✓	Regularly review the People and Compensation Committee (the “Committee”) Charter to ensure independence and adherence to best practices and priorities

✓	Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✓	Conduct annual say-on-pay votes

✓	Use an ESG modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s ESG targets

✓	Maintain regular engagement with our investors on the Company’s strategy, governance, and compensation programs

What We Don’t Do

✗	Maintain plans and programs that include single-trigger change-in-control provisions

✗	Establish or allow excessive compensation practices that encourage excessive risk-taking

✗	Allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

✗	Reload, reprice, or backdate stock options

✗	Grant stock options with an exercise price less than fair market value

✗	Provide tax gross-ups on benefits and perquisites (except for limited mobility benefits, if applicable)

✗	Pay dividends on unvested or unearned performance share units

Summary of Our 2022 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2022 reflected both our Company performance and our executive compensation philosophy of aligning pay with this performance. Corteva’s management drove the Company’s growth globally across its segments and regions throughout 2022, despite another year of volatile market conditions for inputs. This growth coupled with effective cost management drove significant Operating EBITDA growth and Operating EBITDA Margin expansion in 2022.

2022 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The Company’s short-term incentive program, the Performance Reward Plan (“PRP”), had a payout factor of 185.7% of target for NEOs based on 2022 performance. This payout factor was based on performance against an Operating EBITDA target of $2.94 billion, an Operating EBITDA margin target of 17.3%, an 80 basis point improvement over 2021, and a Working Capital Turns target of 2.56. For further discussion, please see 2022 Compensation Decisions —Our Annual Compensation Program.

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COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

During the first quarter of 2022, or in the case of Mr. King on his start date, the Committee granted the NEOs performance-based restricted stock units (“PSUs”), stock options, and restricted stock units (“RSUs”) under the Company’s long-term incentive program, which issues awards under Corteva’s 2019 Omnibus Incentive Plan. These PSU awards utilize RONA and Operating EPS Growth, equally weighted, to align with the Company’s long-term strategic priorities as measured over three years. The stock options awarded vest in equal installments over three years, which enhances the link between our NEOs’ compensation and our stockholders’ returns on their investment. Restricted stock units, vesting in equal installments over three years, were also granted by the Committee to incentivize the retention of our executives and further align NEOs’ compensation with the long-term interests of our stockholders.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval based upon their evaluation of the CEO’s performance. The NEOs for this Proxy Statement are Corteva’s current CEO and Chief Financial Officer, and the three next most highly compensated executive officers.

For 2022, the Committee maintained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to Corteva other than those for the Committee.

Oversight Responsibilities for Executive Compensation

The table below summarizes the distribution of oversight responsibilities related to executive compensation.

People and Compensation Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards

•  Approves all compensation actions for the executive officers, other than the CEO, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards

•  Recommends compensation actions for the CEO to the independent Board members, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award

All Independent Board Members	• Evaluates the performance of the CEO • Approves all compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award
Independent Committee Consultant — Cook

•  Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation, and executive compensation trends

•  Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and stockholder feedback. As part of its annual executive compensation evaluations, the Committee considered each NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

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COMPENSATION DISCUSSION AND ANALYSIS

Our compensation programs are dynamic, and the Committee actively updates such programs in response to changing circumstances to ensure that our executive officers’ compensation is aligned with our stockholders’ interests. The Committee retains the authority to adjust awards when in its discretion exceptional circumstances warrant such adjustments from the Company’s established incentive programs.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•	Benchmark pay design including mix and performance criteria;
•	Test the link between pay and performance; and
•	Determine the competitiveness of the compensation paid to our NEOs.

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria requiring peer group companies be:

•	Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons;
•	Direct business competitors; and
•	Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria.

Based upon the criteria it established, the Committee, in consultation with Cook and with management, initially established the following peer group in connection with its Separation:

3M Company	Deere & Company	Nutrien Ltd.

Air Products and Chemicals, Inc.	Eastman Chemical Company	Perrigo Company plc

Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.

Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company

Celanese Corporation	Honeywell International Inc.	Zoetis Inc.

The Committee most recently reviewed Corteva’s peer group in July 2022. With the spin-off of its generic drug business, Perrigo Company plc no longer meets the market capitalization size required under the Committee’s peer group criteria. Perrigo Company plc was replaced with DuPont de Nemours, Inc. and International Flavors & Fragrances, Inc., who each meet the selection criteria set by the Committee. The newly configured peer group for 2023 is set forth below.

3M Company	DuPont de Nemours, Inc.	International Flavors & Fragrances, Inc.

Air Products and Chemicals, Inc.	Eastman Chemical Company	Nutrien Ltd.

Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.

Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company

Celanese Corporation	Honeywell International Inc.	Zoetis Inc.

Deere & Company

34  |  Corteva 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, the Committee utilizes data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s. Data obtained from these published surveys are used in conjunction with peer group data in assessing the compensation of our NEOs and are used as a secondary source of data for assessing the compensation of our CEO.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on retention linkages. This helps the Committee confirm that there are no unintended consequences of its actions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of Corteva’s executive compensation program align with its executive compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on financial performance of Company, modified as applicable by ESG performance
LTI awards

•  Link pay and performance — accelerate growth, profitability, and stockholder return

•  Align the interests of executives with stockholders

•  Balance plan costs, such as accounting and dilution, with employee-perceived value, potential earning opportunity, and employee share ownership objectives

Actual value realized is based on Company performance over a multi-year time frame and/or is linked to stock price

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COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment with the Company, and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

2022 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•  89% of targeted Total Direct Compensation (“TDC”) for the CEO at risk

•  18% of the at-risk pay is tied to achievement of annual incentive goals, and 82% is tied to achievement of financial goals and/or share price over a multi-year period

•  On average, 78% of TDC for the other NEOs is at risk

•  On average, 29% of the at-risk pay is tied to achievement of annual incentive goals, and 71% is tied to achievement of financial goals and/or share price over a multi-year period

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COMPENSATION DISCUSSION AND ANALYSIS

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, paid time off, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, paid time off, and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees

•  Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees

•  Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards

Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control and Executive Severance benefits

•  Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)

•  Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization

Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites

•  Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•  Executive Physical

•  Relocation expenses under a Corteva relocation policy generally applicable to its management employees

•  Company aircraft travel

Amounts are determined by market rates

Perquisites

Corteva’s general policy is to limit perquisites and other personal benefits to NEOs. However, these personal benefits may be provided to remain competitive with market practices or when they provide a benefit to the Company. For perquisites and other personal benefits, the Committee expects to pay amounts as determined by market practices and rates, or as established by applicable Company security policies or benefit programs applicable to all employees or all management-level employees.

During 2022, Messrs. Magro and Anderson were relocated to the Company’s new business headquarters in Indianapolis, Indiana. Our relocation policies applicable to all management-level employees typically provide reimbursement for, among other items, the costs of identifying a new residence, real estate commissions and certain other costs associated with the sale of the home, and the storage and shipment of belongings. Corteva’s relocation expenses for 2022 do not include any home loss buyout. Additionally, Messrs. Magro and Anderson separately agreed to certain more restrictive

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COMPENSATION DISCUSSION AND ANALYSIS

caps on their reimbursements than would have been typically permitted by management employees generally under Corteva’s applicable relocation policies. For additional information on perquisite and other benefit compensation, see the Summary Compensation Table.

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Corteva business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, the Company maintains the Corteva, Inc. Change in Control and Executive Severance Plan. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”). In conjunction with the hiring of Mr. Magro in November 2021, the Change in Control and Executive Severance Plan was amended to reduce the CEO severance payout factor from 3.0 to 2.99, to better align with the expectations of our stockholders related to severance arrangements.

The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2022 the Committee engaged Cook to perform a risk assessment of its compensation programs. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program elements noted below. Cook’s analysis determined, and the Committee concurred, that Corteva’s compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva Common Stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans and RSU awards. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. NEOs are generally expected to reach these targets in five years of their respective hire date or the Separation, as applicable. Messrs. Anderson, Glenn, and King have met their ownership guideline. Messrs. Magro and Eathington are both expected to meet their guideline with the five-year target timeframe.

Compensation Recovery Policy (Clawback)

The Company has instituted a compensation recovery policy that covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the

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COMPENSATION DISCUSSION AND ANALYSIS

adoption of the policy, including each of our NEOs. Under our policy, if a Grantee engages in misconduct, then at the discretion of the Committee:

•	He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•	Corteva may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•	The Grantee’s employment or service is terminated for cause;
•	There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with Corteva; or
•

There has been a willful violation of Corteva’s Code of Conduct or other company policies that causes significant financial or reputational harm to Corteva (including but not limited to conduct that results in an accounting restatement).

In addition, if Corteva is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities law, Corteva may require reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should Corteva demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) days following such demand.

On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our clawback policy to reflect these new requirements.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2022 COMPENSATION DECISIONS

The Committee, at least annually, assesses the compensation of our NEOs relative to market. The compensation of our NEOs is generally targeted at the median of our peer group or external benchmark for each respective position. The Committee expects to continue moving the total compensation of our NEOs toward the median of our peer group or external benchmark.

Our Annual Compensation Program

Annual Base Salary

In setting 2022 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal equity, and individual performance. The base salaries of Messrs. Magro and King were held flat in 2022, with the remaining NEOs receiving base salary increases ranging from 4.0% to 19.0% in 2022.

Name	Base Salary as of January 1, 2022 ($)	Base Salary as of December 31, 2022 ($)	Increase %

Charles V. Magro	1,300,000	1,300,000	0%

David J. Anderson	750,000	800,000	6.7%

Samuel R. Eathington, Ph.D.(1)	525,000	625,000	19.0%

Timothy P. Glenn	625,000	650,000	4.0%

Robert D. King(2)	—	600,000	0%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Dr. Eathington was promoted from a Senior Vice President to Executive Vice President on March 1, 2022.
(2)	Mr. King joined Corteva on April 4, 2022.

Annual Short-Term Incentives

Our PRP design for 2022 ensured that our executives maintained a strong focus on financial metrics closely linked to stockholder value creation over time. PRP awards were based on the below formula, measures, and weightings. The Committee approves the plan design and the factors for these metrics at the beginning of each fiscal year.

For 2022, the Committee revised the PRP program, based on the feedback it received from stockholders and to further align Corteva’s short-term incentives with its strategic and capital allocation priorities. The PRP’s previous Organ Revenue Growth metric was replaced with Operating EBITDA Margin and Working Capital Turns, each weighted at 25%. The Committee believes an Operating EBITDA Margin metric allows more comparability to peers, and incentivizes Corteva’s strategy to innovate and price effectively for its technology, while exercising disciplined expense management. The Committee believes the Working Capital Turns metric incentives Corteva’s operational excellence initiatives by encouraging working capital management practices that efficiently generate sales that can fund continued investment in growth, as well as returns to stockholders.

Also new for 2022, the Committee incorporated an ESG modifier into the PRP program. The ESG modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year to advance Corteva’s values, including embracing inclusion, diversity, and equity (“ID&E”) to build a collaborative organization representative of the communities it operates, and to incentivize creative solutions to deliver abundant high-quality food to the world in a sustainable manner. The Committee may choose to apply the ESG modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. The Committee will not apply the ESG modifier to increase the PRP payout above the overall cap of 200% of the total target payout opportunity under the program. For 2022, the Committee chose to focus on incremental progress toward Corteva’s long-term ID&E goals and meaningful year-over-year sales increases in sustainable crop protection products as the primary basis for making adjustments to the ESG modifier. The Committee chose these areas of focus because these areas represent long-standing, business-relevant environmental and social priorities that reflect Corteva’s commitment to promoting values-driven leadership and sustainable innovation.

2022 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance ranges for the Operating EBITDA and Organic Revenue Growth metrics, the 2022 results relative to the business performance, and the payout factor for the PRP:

Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Operating EBITDA(1)	$2,642	$2,935	$3,229	$3,224	198.3%	50%	99.15%

Operating EBITDA Margin(2)	16.5%	17.3%	18.1%	18.5%	200.0%	25%	50.00%

Working Capital Turns(3)	2.30	2.56	2.82	2.68	146.2%	25%	36.55%

Total Weighted Payout Factor							185.7%
[1]

Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

[2]	Operating EBITDA Margin is defined Operating EBITDA as a percentage of net sales.
[3]	Working Capital Turns is defined as Net Sales divided by the quarterly average of Trade Net Working Capital, which equals inventory plus trade accounts receivable plus trade accounts payable.

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COMPENSATION DISCUSSION AND ANALYSIS

The ESG modifier is determined by the Committee’s holistic analysis that includes, among other factors, an evaluation by a Corteva management committee of Corteva’s overall ESG performance and stakeholder feedback. Based on this assessment, along with Corteva’s 2022 progress toward its 2026 sustainable innovation and ID&E targets, which kept the Company on track to meet these targets, the Committee made no adjustment to the ESG modifier for 2022.

The Committee, and in the case of Mr. Magro the independent members of the Board, approved the following payouts under the 2022 PRP for each of our NEOs:

Name	Year End Base Salary ($)(a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	ESG Modifier (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)

			(a * b)			(d * e)	(c * f)

Charles V. Magro	1,300,000	150%	1,950,000	185.7%	100%	185.7%	3,621,150

David J. Anderson	800,000	100%	800,000	185.7%	100%	185.7%	1,485,600

Samuel R. Eathington, Ph.D.	625,000	100%	625,000	185.7%	100%	185.7%	1,160,625

Timothy P. Glenn	650,000	100%	650,000	185.7%	100%	185.7%	1,207,050

Robert D. King	600,000	100%	600,000	185.7%	100%	185.7%	1,114,200

Our Long-Term Incentive Program

Our LTI program as applicable to our NEOs consisted of PSUs, stock options, and RSUs, split 60%, 20%, and 20%, respectively, thereby providing a significant portion of each NEOs compensation in the form of at-risk, performance-based equity for 2022. All awards are based on fair value on the grant date.

For 2022, the Committee reduced the stock option component of its LTI incentive from 40% to 20%, and replaced it with RSUs as a 20% component of the LTI incentive award. The RSUs will vest in equal increments over three years beginning on the first anniversary of the grant date. The Committee believes the RSU component better aligns the 2022 long-term incentive program with market practices and encourages the retention of Corteva’s newly configured executive management team, while continuing to incentivize long-term growth and executive stock ownership.

Additionally, the Committee has replaced its ROIC performance component for its LTI incentive program with RONA, which will likewise be weighted at 50% of the PSU component. The Committee believes RONA will incentivize management to drive profitability from its asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options	RSUs
2022 LTI mix	• 60%	• 20%	• 20%
Performance drivers	• RONA (weighted at 50% of PSU component) • Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to stockholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives	• Stockholder alignment • Link to long-term business objectives • Incentivizes retention during negative market conditions
Program design

•  At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against RONA and Operating EPS Growth metrics

•  PSUs are based on a three-year performance period and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing of stock options	• RSUs vest in one-third increments over three years • RSU grants are made annually at the closing price on the date of grant

Annual awards to employees, including NEOs, are made at a pre-established date during the month of February under the Corteva’s 2019 Omnibus Incentive Plan (“OIP”). This allows sufficient time for the market to absorb the announcement of annual earnings, which is made approximately two weeks or more prior. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant. The actual number of shares earned for the PSUs granted in 2022 will be based on performance relative to Corteva’s RONA and Operating EPS Growth metrics for the performance period, covering January 2022 through December 2024.

In addition to our annual LTI incentive, Mr. King received a one-time RSU award to replace forfeited opportunities and as an inducement to join Corteva. The RSU award had a fair market value of $3,400,000 on April 4, 2022 and will vest in three equal annual installments beginning on the first anniversary of the grant date. Mr. King will not be eligible for any other off-cycle equity award until his RSU award has vested.

Name	2022 LTI — PSU Value(1) ($)	2022 LTI — RSU Value(1) ($)	2022 LTI — Stock Option Value(1) ($)	2022 LTI — Total Value($)

Charles V. Magro	5,400,000	1,800,000	1,800,000	9,000,000

David J. Anderson	1,800,000	600,000	600,000	3,000,000

Samuel R. Eathington, Ph.D.	780,000	260,000	260,000	1,300,000

Timothy P. Glenn	900,000	300,000	300,000	1,500,000

Robert D. King (2)	780,000	3,660,000	260,000	4,700,000
(1)

Reflects the value the Committee considered when making the stock option, RSU and PSU awards, respectively, for 2022. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva common stock on the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)

In connection with Mr. King’s hiring as Executive Vice President, Crop Protection Business Unit, effective April 4, 2022, Mr. King was granted 57,952 RSUs. Mr. King also received 4,432 RSUs with respect to his annual LTI grant.

Magro Letter Agreement

In connection with his appointment, the Company entered into a Letter Agreement with Mr. Magro on October 25, 2021. Under the Letter Agreement, Mr. Magro’s annual base salary was set at $1,300,000, and his short-term incentive opportunity under the PRP was set at 150% of his base salary for 2021.

Under the Letter Agreement, Mr. Magro was eligible to receive annual grants of long-term incentive awards under the OIP beginning in 2022 with a target grant date value of $9,000,000. Annual grants will be subject to the terms and conditions of the OIP and will be granted under award agreements generally consistent with the Company’s grants to other named executive officers. Mr. Magro is also entitled under the Letter Agreement to receive certain moving and relocation expenses under the Company’s relocation policy, not to exceed $750,000 in aggregate.

2020-2023 Annual PSU Awards (PSUs Payable in 2023)

In January 2023, the Committee (and, in the case of the CEO, the Board) approved, as part of its LTI incentive program, a grant of PSUs utilizing ROIC and Operating EPS metrics in order to align executive compensation with our stockholders’ interest by prioritizing investment in growth. The actual number of shares earned for the PSUs granted in 2020 was based on the average of Corteva’s ROIC and Operating EPS growth metrics for the 3-year performance period, covering January 2020 through December 2022, as shown in the table below.

Metric	Weighting	Basis of Measurement
ROIC	50%	Average ROIC over the performance period
Operating EPS Growth	50%	Average Operating EPS Growth over the performance period

The performance period for the 2020 PSUs awarded in February 2020 ran from January 1, 2020 to December 31, 2022. The final number of shares earned was based on the above metrics over the performance period. The final payout determination was made in January 2023 after a review of the Company’s performance. ROIC Improvement performance (weighted 50%) resulted in a 160.4% payout factor. Operating EPS Growth performance (weighted 50%) resulted in an 200% payout factor. This resulted in an overall payout at 180.2% of target.

Further details are provided in the 2022 Option Exercises and Stock Vested Table. Target units and year-end values for PSUs awarded in 2021-2022 are included in the Outstanding Equity Awards Table.

2023 COMPENSATION DESIGN CHANGES

The Committee evaluated the design of its incentive programs for 2023 to further align with our strategic direction and the interest of our stockholders, including incentivizing behaviors that drive stockholder returns, as well as values-driven leadership.    Consistent with Corteva’s business realignment, the Committee approved a change for 2023 to its short-term incentive plan, PRP, to utilize a business unit level plan, as applicable, to further align Corteva’s incentive programs with the accountability structure and increased transparency resulting from Corteva’s refined strategy and business unit structure. There are separate business unit plans for seed and crop protection (CP), with target metrics specific to those business units. Executives not assigned to a specific business unit will continue to be subject to the enterprise plan for their PRP.

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COMPENSATION OF EXECUTIVE OFFICERS

2022 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2022. The NEOs for 2022 are Corteva’s current CEO and Chief Financial Officer (“CFO”), and its next three most highly compensated executive officers. Totals in the table may not equal the summation of the columns due to rounding amounts to the nearest U.S. dollar.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(4)	Non-equity Incentive Plan Compensation ($)(g)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(h)(6)	All other compensation ($)(i)(7)	Total ($)(j)
Charles V. Magro Chief Executive Officer	2022	1,299,170	—	7,200,008	1,800,009	3,621,150	—	841,737	14,762,075
	2021	255,389	—	—	—	531,700	—	5,697	792,786
David J. Anderson EVP & Chief Financial Officer	2022	792,115	—	2,400,037	600,008	1,485,600	—	1,464,693	6,742,452
	2021	548,077	—	4,300,042	1,200,001	1,288,350	—	97,850	7,434,319
Samuel R. Eathington, Ph.D. EVP, Chief Technology & Digital Officer	2022	609,231	—	1,040,060	260,012	1,160,625	—	36,551	3,106,479
Timothy P. Glenn EVP, Seed Business Unit	2022	646,058	—	1,200,069	300,004	1,207,050	—	141,742	3,494,923
	2021	629,917	—	825,026	550,011	1,022,500	—	86,568	3,114,022
	2020	625,000	—	675,008	450,004	770,688	245,552	91,631	2,857,883
Robert D. King EVP, Crop Protection Business Unit	2022	450,000	475,000	4,440,087	260,005	1,114,200	—	26,945	6,766,237
(1)

Salary amounts for Mr. King were prorated for Mr. King’s length of service in 2022 and Messrs. Magro and Anderson were prorated for their length of service in 2021. Mr. Magro’s salary and non-equity incentive plan compensation were paid in Canadian dollars for 2021 and part of 2022. Reported amounts for Mr. Magro use a conversion rate of 0.79111 U.S. Dollar to 1.00 Canadian Dollar as of December 31, 2021. For the period of January 2022 through September 2022, reported amounts for Mr. Magro used an average monthly rate of 0.78192 U.S. Dollar to 1.00 Canadian Dollar. Mr. Magro’s salary after his relocation was paid in U.S. Dollars.

(2)

Amounts represent the one-time cash signing bonus for Mr. King to compensate for certain cash incentive and sign-on compensation from his former employer that would be either forfeited or returned, in order to join Corteva.

(3)

Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the 2022 awards would be: Mr. Magro, $10,800,012; Mr. Anderson, $3,600,004; Dr. Eathington, $1,560,040; Mr. Glenn, $1,800,052; and Mr. King, $1,560,036. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the respective year end. See 2022 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards.

(4)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2022.

(5)

Individual results for Non-Equity Incentive Plan Compensation are detailed in the Annual Incentive Compensation section of the CD&A and reflect income earned for performance achieved in the respective year.

(6)

This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. The Company does not credit participants in the nonqualified plans with above-market earnings, therefore, only the change in the pension value is reflected here. Where the overall change in pension value is negative, no value is reported.

(7)

Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the All Other Compensation section of the narrative discussion following this footnote.

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COMPENSATION OF EXECUTIVE OFFICERS

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2022.

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the aggregate grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See 2022 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2022 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to Our Annual Compensation Program — Annual Short-Term Incentives for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated pension benefits for Mr. Glenn at retirement at age 65. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Pension Plans and Other Post Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2022. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2022 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva common stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal long-term rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s Retirement Savings Plan (“RSP”). Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2022 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change in the present value from the prior measurement date of an NEO’s accumulated benefit as of the applicable pension measurement date.

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table for 2022 above include perquisites and personal benefits, severance benefits to former employees, and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits ($)(a)	Registrant Contributions to Qualified Defined Contribution Plans ($)(b)	Registrant Contributions to Nonqualified Defined Contribution Plans ($)(c)
Charles V. Magro	820,737	18,300	2,700
David J. Anderson	1,323,913	27,000	113,780
Samuel R. Eathington, Ph.D.	—	27,000	9,551
Timothy P. Glenn	—	27,000	114,742
Robert D. King	637	18,300	8,008
(a)

Amounts for Messrs. Magro and Anderson include the value of relocation costs of $750,000 and $1,200,000 provided to the executive at the Company’s expense to relocate them to Corteva’s headquarters. Corteva’s relocation policies applicable to all management-level

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COMPENSATION OF EXECUTIVE OFFICERS

employees typically provide reimbursement for, among other items, the costs of identifying a new residence, real estate commissions and certain other costs associated with the sale of the home, and the storage and shipment of belongings. Corteva’s relocation expenses for 2022 do not include any home loss buyout for Messrs. Magro and Anderson. Additionally, Messrs. Magro and Anderson separately agreed to certain more restrictive caps on their reimbursements than would have been typically permitted by management employees generally under Corteva’s applicable relocation policies. Amounts for Messrs. Magro and Anderson include the value of the personal use of the Company’s aircraft in amounts of $70,737, and $118,632, respectively. Mr. Magro under the Company’s policies is required for his personal safety to use the Company’s aircraft for both business and personal flights. Corteva otherwise allows executives and directors to use its corporate aircraft for personal use for reasons of safety and for the Company’s preference and convenience. Due to COVID-19, personal flights for the NEOs were permitted during 2020 through part of 2022 to reduce the executive’s, and where applicable their families’, threat of exposure, and to avoid potential exposure to other employees many of which are considered essential workers. The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, inflight wi-fi data usage, and airport related fees. Since the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses.
(b)

Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2022, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.

(c)

Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits. For 2022, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, stock options, RSUs and PSUs granted in 2022 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles V. Magro		—	1,950,000	3,900,000	—	—	—	—	—	—
	2/18/2022	—	—	—	0	106,509	213,018	—	—	—	5,400,006
	2/18/2022	—	—	—	—	—	—	35,503	—	—	1,800,002
	2/18/2022	—	—	—	—	—	—	—	129,311	$50.70	1,800,009
David J. Anderson		—	800,000	1,600,000	—	—	—	—	—	—
	2/18/2022	—	—	—	0	35,503	71,006	—	—	—	1,800,002
	2/18/2022	—	—	—	—	—	—	11,835	—	—	600,035
	2/18/2022	—	—	—	—	—	—	—	43,104	$50.70	600,008
Samuel R. Eathington, Ph.D.		—	625,000	1,250,000	—	—	—	—	—	—
	2/18/2022	—	—	—	0	15,385	30,770	—	—	—	780,020
	2/18/2022	—	—	—	—	—	—	5,129	—	—	260,040
	2/18/2022	—	—	—	—	—	—	—	18,679	$50.70	260,012
Timothy P. Glenn		—	650,000	1,300,000	—	—	—	—	—	—
	2/18/2022	—	—	—	0	17,752	35,504	—	—	—	900,026
	2/18/2022	—	—	—	—	—	—	5,918	—	—	300,043
	2/18/2022	—	—	—	—	—	—	—	21,552	$50.70	300,004
Robert D. King		—	600,000	1,200,000	—	—	—	—	—	—
	4/4/2022	—	—	—	0	13,295	26,590	—	—	—	780,018
	4/4/2022	—	—	—	—	—	—	62,384	—	—	3,660,069
	4/4/2022	—	—	—	—	—	—	—	14,960	$58.67	260,005

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2022 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. The Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs in February 2022 as shown above. The actual PRP payout for NEOs, which can range from 0% to

46  |  Corteva 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

200% of target, is based on corporate financial performance and modified for ESG performance as applicable. Refer to Compensation Discussion and Analysis — 2022 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2022. Vesting is based upon performance against RONA and Operating EPS growth targets. At the conclusion of the three-year performance period, the actual award, vested and delivered as Corteva common stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock Options and Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. In addition to our annual RSU grant, Mr. King received a one-time RSU award to replace forfeited opportunities and as an inducement to join Corteva on April 4, 2022. The one-time RSU award consisted of 57,942 shares and vests in three equal annual installments beginning on the first anniversary of the grant date. Mr. King will not be eligible for any other off-cycle equity award until his RSU award has vested.

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2022. Market or payout values in the table below are based on the closing price of Corteva common stock as of that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Charles V. Magro	2/18/2022	—	129,311	50.70	2/18/2032	35,858	2,107,715	106,509	6,260,599
David J. Anderson	4/12/2021	32,077	64,154	47.10	4/11/2031	54,107	3,180,387	38,217	2,246,395
	2/18/2022	—	43,104	50.70	2/18/2032	11,953	702,625	35,503	2,086,866
Samuel R. Eathington, Ph.D.	11/2/2020	21,124	10,562	33.48	11/1/2030	21,305	1,252,304	—	—
	2/26/2021	8,276	16,553	45.15	2/25/2031	—	—	9,635	566,345
	2/18/2022	—	18,679	50.70	2/18/2032	5,180	304,500	15,385	904,330
Timothy P. Glenn	2/2/2017	36,942	—	34.68	2/1/2027	—	—	—	—
	2/15/2018	15,093	—	41.94	2/14/2028	—	—	—	—
	2/21/2020	49,669	24,835	31.22	2/20/2030	—	—	—	—
	2/26/2021	15,696	31,394	45.15	2/25/2031	—	—	18,273	1,074,087
	2/18/2022	—	21,552	50.70	2/18/2032	5,977	351,342	17,752	1,043,463
Robert D. King	4/4/2022	—	14,960	58.67	4/4/2032	62,848	3,694,231	13,295	781,480
(a)	Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date.
(b)

RSUs granted under the OIP generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table. Mr. Anderson’s 2021 special RSU grant vests in two equal installments on the second and third anniversaries of the grant date. The remaining portion of Dr. Eathington’s 2020 RSU grant will vest in a final installment on November 2023.

(c)	Market values based on the December 30, 2022, closing stock price of $58.78 per share of Corteva common stock.
(d)

These PSUs reflect the number of shares deliverable at target performance. The actual number of shares to be delivered will be determined at the end of the respective performance period (December 31, 2023 or December 31, 2024, respectively).

Corteva 2023 Proxy Statement  |  47

COMPENSATION DISCUSSION AND ANALYSIS

2022 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2022. Stock awards include PSUs granted in 2020, which vested December 31, 2022, and were paid out in January 2023. See Compensation Discussion and Analysis — 2022 Compensation Decisions — 2020-2022 PSU Program (Payable in 2023) for more information on the 2020 PSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Charles V. Magro	—	—	—	—
David J. Anderson	—	—	—	—
Samuel R. Eathington, Ph.D.	—	—	30,005	1,936,127
Timothy P. Glenn	—	—	51,946	3,140,535
Robert D. King	—	—	—	—

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2022, for each of the NEOs that participates. The plans in which Mr. Glenn participates are plans that were assumed by the Company when it separated from DowDuPont, Inc. None of the other Company’s NEOs are eligible to, nor, participate in any defined benefit plan sponsored by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Timothy P. Glenn	Pension and Retirement Plan	19.0	461,658
	Pioneer Hi-Bred International, Inc. GAP Retirement Plan	19.0	539,560

Narrative Discussion of Pension Benefits

The Pension and Retirement Plan

Mr. Glenn participates in the Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that generally covers a majority of those of our U.S. employees who were employees of historical DuPont prior to its separation from DowDuPont, Inc., except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits for then-active employees who were participants in the Pension Plan.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service.

Mr. Glenn participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age.    Title IV of the Pension Plan closed to new participants on January 1, 2012.

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COMPENSATION DISCUSSION AND ANALYSIS

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

PLUS

(0.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service From 01/01/2012 Through the Effective Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus the PRP award. Integration Level is in accordance with IRC guidance but in no event will it increase after the Effective Date.

For the purpose of unreduced pension, employees’ age, and service post Effective Date until termination of employment, will be counted in determining the retirement eligibility. Mr. Glenn was eligible for a reduced pension.

The Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, and the excess benefit for Title IV of the Pension Plan is paid under the Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), an unfunded non-qualified plan. The form of benefit under the Pioneer GAP Plan for Mr. Glenn would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2022. All other assumptions are consistent with those used in Note 17, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

Corteva 2023 Proxy Statement  |  49

COMPENSATION DISCUSSION AND ANALYSIS

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdraws / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles V. Magro	2,700	2,700	—	—	5,400
David J. Anderson	106,470	113,780	(11,352)	—	232,071
Samuel R. Eathington, Ph.D.	—	9,551	8,521	—	8,521
Timothy P.Glenn	81,785	114,742	196,667	—	1,284,888
Robert D. King	8,008	8,008	33	—	16,049
(1)	Executive contributions are included in salary for 2022 in the Summary Compensation Table.
(2)	Company contributions are included in All Other Compensation for 2022 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers two nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions for certain U.S. employees that would be lost due to IRC limits on compensation under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2022.

RSRP:

Under the RSRP, eligible employees can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($305,000 in 2022) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation to participants in the RSRP as of December 31. The additional 3% contribution is made during the first quarter of the following calendar year. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Program (“MDCP”):

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP, including Corteva common stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva common stock units with dividend equivalents credited as additional stock units.

50  |  Corteva 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company maintains a Change in Control and Executive Severance Plan. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits.

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (2.99 times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (2.99 years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs, including in age, years of service, date of hire, and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2022, are entitled to receive any PRP awards for the 2022 performance year. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2022.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See How We Manage Compensation Risk — Compensation Recovery Policy (Clawback) for further discussion.

Corteva 2023 Proxy Statement  |  51

COMPENSATION DISCUSSION AND ANALYSIS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2022, are outlined below. The value of long-term incentives which would accelerate or otherwise continue to vest as a result of the executive’s termination is based in part in reference to Corteva’s closing stock price of $58.78 on December 30, 2022, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason 24 months following a Change in Control ($)	Other Termination without Cause or for Good Reason ($)(1)	Death or Disability ($)	Voluntary Separation ($)(2)
Charles V. Magro	Severance(3)	9,717,500	6,500,000	—	—
	LTI Acceleration / Vesting(4)	9,413,147	3,137,718	5,239,415	—
	Health & Welfare Benefits(5)	51,350	31,110	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
David J. Anderson	Severance(3)	3,200,000	2,400,000	—	—
	LTI Acceleration / Vesting(4)	9,313,872	4,508,390	7,173,829	—
	Health & Welfare Benefits(5)	31,110	20,240
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Samuel R. Eathington, Ph.D.	Severance(3)	2,500,000	1,875,000	—	—
	LTI Acceleration / Vesting(4)	3,670,780	2,462,957	2,879,419	—
	Health & Welfare Benefits(5)	9,326	5,717	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Timothy P. Glenn	Severance(3)	2,600,000	1,950,000	—	—
	LTI Acceleration / Vesting(4)	3,755,384	2,137,373	2,701,714	2,137,373
	Health & Welfare Benefits(5)	9,960	4,980
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
Robert D. King	Severance(3)	2,400,000	1,800,000	—	—
	LTI Acceleration / Vesting(4)	4,477,356	1,492,391	3,956,370	—
	Health & Welfare Benefits(5)	29,949	19,466	—	—
	Outplacement & Financial Planning(6)	9,900	9,900	—	—
(1)

Generally represents Company-initiated terminations not associated with a Change in Control, but in certain cases may also be applicable to terminations associated with a mutually-agreed upon retirement.

(2)

Per the provisions of the Company’s OIP and of the terms and conditions of awards granted under the OIP, employees who voluntarily terminate their employment with the Company after having reached age 55, and who have a minimum of 10 years of service with the Company, are eligible to continue to vest in all or a portion of the outstanding equity awards they hold at the time of their separation.

(3)

Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, 2.99 times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.

(4)

In the case of termination with respect to a Change in Control, amounts include the value of all outstanding and unvested stock options, outstanding RSUs and outstanding and unearned PSUs, all of which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), as well as the value of all outstanding RSUs and of a prorated portion of outstanding PSUs, which would be earned at the end of the applicable performance period to the extent that performance metrics are achieved at a minimum of threshold performance levels. In the case of a termination related to Death or Disability, the amounts represent the value of all outstanding and unvested stock options and RSUs, as well as a prorated portion of unearned PSUs. In the case of a Voluntary Separation of employment, the amount for Mr. Glenn represents the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), the value of all outstanding RSUs and a prorated portion of PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target.

52  |  Corteva 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(5)

Amounts represent the value of the differential between the cost of health and welfare benefits available to employees under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at COBRA rates and the cost of those same benefits at current employee rates, the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple. Amount also includes the estimated cost of participating in the diagnostic executive physical program, but only to the extent that the executive was actively participating in the program at the time of their termination.

(6)

Represents the cost of outplacement services provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation Committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Lamberto Andreotti (Chair)

Karen H. Grimes

Rebecca B. Liebert

Marcos M. Lutz

Kerry J. Preete

Patrick J. Ward

Corteva 2023 Proxy Statement  |  53

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO
For 2022, as required by Item 402(u) of Regulation S-K, the Company identified a new median employee using our global employee population, excluding our CEO, as of December 30, 2022, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used “base salary plus cash incentive compensation” as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 4.95% of the Company’s total employees were excluded under the 5% de minimis rule: Cambodia (6), Colombia (222), Egypt (61), Eswatini (1), Ethiopia (29), Hungary (229), Indonesia (213), Kazakhstan (5), Mozambique (1), Myanmar (7), Pakistan (75), Turkey (172) and Zambia (67).
From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and cash incentives, and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s Summary Compensation Table, as set forth in Item 402(c)(2)(x) of Regulation S-K and compared it to the total compensation of our CEO, in order to arrive at the pay ratio disclosed below.
The Company’s CEO compensation for 2022, as reported in the Summary Compensation Table, was $14,762,075. The compensation of our median employee for 2022 was $78,060. Based upon the total CEO compensation and median employee compensation for 2022, our CEO to median employee pay ratio was 189:1.
This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.
PAY FOR PERFORMANCE
In accordance with Item 402(v) of Regulation
S-K,
the Company is required to disclose pay versus performance, or PVP by comparing compensation amounts previously reported for the last three calendar years to the SEC’s definition of “Compensation Actually Paid,” or CAP. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at Corteva. CAP is a supplemental measure for stockholders, and is not a replacement for, or incorporated into the philosophy and strategy of compensation-setting set forth in the “Compensation Discussion and Analysis” of this proxy statement.
Pay for Performance Table
In determining the CAP for our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (the “SCT”) for the last three calendar years. The table below summarizes compensation values both previously reported in our SCT, as well as footnotes of the adjusted values.
For our NEOs other than current and former principal executive officer (the “PEO”), compensation is reported as an average. Mr. Magro joined Corteva and replaced James C. Collins, Jr. as CEO effective November 1, 2021. After his retirement, Mr. Collins served in an advisory capacity through December 31, 2021. Other NEOs for 2021 and 2020 include former executives, Gregory R. Friedman and Rajan Gajaria, and the Company’s Senior Vice President, General Counsel, Cornel B. Fuerer.

Year	SCT Total for CEO: J. Collins ($)	SCT Total for CEO: C. Magro ($)	Compensation Actually Paid to CEO: J. Collins ($) (1,2)	Compensation Actually Paid to CEO: Chuck Magro ($) (1,3,4)	Avg. SCT Total for Non-PEO NEOs ($)	Avg. Compensation on Actually Paid to Non-PEO NEOs ($) (1,5,6)	Value of Initial Fixed $100 Investment Based on: S&P 500 Chemical Index		Net Income ($ in millions)	Company Selected Measure: Operating EPS ($) (8)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (7)
2022	—	14,762,075	—	16,983,522	5,027,523	7,408,698	207.00	124.26	1,158.00	2.67
2021	16,864,428	792,786	18,917,976	792,786	4,077,575	5,553,889	164.85	142.81	1,769.00	2.15
2020	10,749,544	—	19,452,828	—	2,596,002	4,885,371	133.44	115.45	701.00	1.50
(1)
For Compensation Actually Paid, see Note 18, Stock Based Compensation of the Company’s Annual Report for the valuation assumptions the Company utilizes for its equity-based awards. For stock options, the Company utilizes Black-Scholes option pricing model to determine the fair value the awards on the effective measurement dates. For PSUs, the performance assumptions aligned with the accounting accrual on the effective measurement date is utilized to determine the fair value. These performance assumptions are applied to the target number

  |  Corteva 2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

of shares outstanding, at which point the stock price on the measurement date is applied. Dividend equivalent units (DEUs) are applied after the performance assumptions are applied to the target value of shares. For RSUs, the market price of shares on the effective measurement dates is used to determine. DEUs are applied as accrued. Because the Company’s U.S. pension was frozen November 18, 2018, there are no additional costs associated with the pension in this column.
(2)
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Collins’ total compensation for each year to determine the compensation “actually paid”:

Year	Reported Summary Compensation Table Total for CEO Jim Collins ($)	Reported Value of Equity Awards ($) (a)	Total Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Compensation “Actually Paid” to CEO ($)
2021	16,864,428	(7,500,018)	9,827,717	(274,151)	18,917,976
2020	10,749,544	(7,500,022)	16,626,593	(423,287)	19,452,828
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The amount reported in this column is subtracted from the Summary Compensation Table Total for the applicable year in connection with computing the amounts “actually paid” to Mr. Collins.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
f
a
ir value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating Mr. Collins’ equity award adjustments are as follows:

	(i)	(ii)		(iii)
Year	Year End Fair Value of Equity Awards ($)	Change in Fair Value of Outstanding and Unvested Equity Awards ($)*		Fair Value as of Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2021	2,663,172	4,247,894	**	2,916,651	9,827,717
2020	11,561,990	4,971,089		93,515	16,626,593
*Under the Executive CIC and Severance Plan, the final third of Mr. Collins’ 2020 non-qualified
stock options were forfeited, and his 2020 PSU and
PSU-based
DEUs are valued at the expected performance payout as of 12/31/2021 at a prorated amount equivalent to approximately 67% of the full value. Similarly, the final two-thirds
of his 2021
non-qualified
stock options were forfeited, and his 2021 PSUs and
PSU-based
DEUs are valued at the expected performance payout as of 12/31/2021 at a prorated amount equivalent to approximately 33% of the full value.
**Due to Mr. Collins retirement in 2021, the incremental change in value of his equity awards for this year includes the forfeitures on non-qualified
stock options and prorations per the terms of the Executive CIC and Severance Plan.
(c)
The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year. The amount reported in this column is subtracted from the Summary Compensation Table Total for the applicable year in connection with computing the amounts “actually paid” to Mr. Collins.

(3)	In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Magro’s total compensation for each year to determine the compensation “actually paid”:

Year	Reported Summary Compensation Table Total for CEO Chuck Magro ($)	Reported Value of Equity Awards ($)(a)	Total Equity Award Adjustments ($)(b)	Compensation “Actually Paid” to CEO ($)
2022	14,762,075	(9,000,017)	11,221,464	16,983,522
2021	792,786	—	—	792,786
(a)
The grant date fair value of equity awards represents the total of the amounts r eport
ed in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The amount
reported in this column is subtracted from the Summary Compensation Table Total for the applicable year in connection with computing the amounts “actually paid” to Mr. Magro.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of th
e year; (ii) the amount
of
change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The

Corteva 2023 Proxy Statement  |

COMPENSATION OF EXECUTIVE OFFICERS

valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating Mr. Magro’s equity award adjustments are as follows:

	(i)	(ii)	(iii)
Year	Year End Fair Value of Equity Awards ($)	Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2022	11,221,464	—	—	11,221,464
(4)	Mr. Magro was appointed CEO in November 2021, and did not receive any equity awards in 2021.
(5)
The dollar amounts reported in this column represent the average of the amounts reported for our NEOs as a group (excluding Messrs. Collins and Magro, each of whom served as our CEO for the applicable period) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, M es
srs. Anderson, Eathington, King, and Glenn; (ii) for 2021, Messrs. Anderson, Gajaria, Glenn, Friedman, and Fuerer and (iii) for 2020, Messrs. Gajaria, Glenn, Friedman, and Fuerer.

(6)
The dollar amounts reported in this column represent the average amount of compensation “actually paid” to the NEOs as a group (excluding Mr. Collins and Mr. Magro), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not in all cases reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year and are not indicative of future amounts that may be paid or become payable to the NEOs as a group pursuant to certain awards. Grants of performance-based awards to the NEOs are based on three-year forward-looking performance metrics and could result in zero payment. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation “actually paid”, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards ($)	Total Average Equity Award Adjustments ($)(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)(c)	Average Compensation “Actually Paid” to Non-CEO NEOs ($)
2022	5,027,523	(2,625,071)	5,006,245	—	7,408,698
2021	4,077,575	(2,160,035)	3,636,349	—	5,553,889
2020	2,596,002	(1,150,012)	3,500,770	(61,388)	4,885,371
a.	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	(i)	(ii)		(iii)
Year	Average Year End Fair Value of Equity Awards ($)	Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)*		Average Fair Value as of Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2022	2,997,873	1,577,695		430,678	5,006,245
2021	1,988,704	916,605	**	731,040	3,636,349
2020	1,772,822	1,715,369		12,579	3,500,770
*Under the Executive CIC and Severance Plan, Mr. Friedman’s 2019 PSU and
PSU-based
DEUs are valued at the expected performance as of 12/31/2021 at a prorated amount equivalent to approximately 77% of the full value. The final third of his 2020 non-qualified
stock options were forfeited, and his 2020 PSU and
PSU-based
DEUs are valued at the expected performance payout as of 12/31/2021 at a prorated amount equivalent to approximately 47% of the full value. The final two-thirds
of his 2021
non-qualified
stock options were forfeited, and his 2021 PSU and
PSU-based
DEUs are valued at the exp
e
cted performance payout as of 12/31/2021 at a prorated amount equivalent to approximately 14% of the full value.
**Mr. Friedman retired effective April 19, 2021 and served in an advisory capacity until May 31, 2021. The incremental change in value of his equity awards for this year include the forfeitures on non-qualified
stock options and prorations per the terms of the Executive CIC and Severance Plan.
(7)
The Company utilized the S&P 500 Chemicals Index as its peer group for TSR. Because TSR performance of this index is utilized in the Company’s Annual Report on Form
10-K,
we believe that it is well-understood by stockholders.

(8)
Operating EPS has been selected as the Company Selected Measure because it has a close association with the overall CAP of our NEOs, has a close association with Corteva’s share price and TSR, and has been and is expected to continue to be a performance metric that is important to Corteva and our stockholders.

  |  Corteva 2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Most Important Financial Measures
The Company utilizes other important financial measures to link compensation actually paid to its NEOs performance as set forth in the table below.

Metric
(1)	Operating Earnings Per Share
(2)	Absolute Total Shareholder Return
(3)	Operating EBITDA Margin
(4)	Return on Net Assets
Narrative on Pay for Performance
The graph below reflects the relationship between the PEO and average
Non-PEO
NEO compensation actually paid (“CAP”) and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the three fiscal years ending on December 31.

The graph below reflects the relationship between the PEO and average
Non-PEO
NEO CAP and the Company’s
Non-GAAP
Operating Earnings Per Share for the last three fiscal years ending on December 31.

Corteva 2023 Proxy Statement  |

COMPENSATION OF EXECUTIVE OFFICERS

The graph below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP and the Company’s GAAP Net Income for the last three fiscal years ending on December 31.

(1)
The significant increase in 2021 Net Income as compared to 2022 was driven by an increase in Other Income (Expense) from non-operating
pension and other post-employment benefit credits recognized in 2021 due to 2020 other post employment benefits plan amendments, a decrease in net exchange losses, and the Employee Retention Credit pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act as enhanced by the Consolidated Appropriations Act and American Rescue Plan Act.

  |  Corteva 2023 Proxy Statement

AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk-taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2022.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The next “say on pay” advisory vote will occur at the Company’s 2024 Meeting. The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

✔	AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

Corteva 2023 Proxy Statement  |  59

AGENDA ITEM 3:

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2023. For this Agenda Item 3, the Board is requesting stockholders to ratify this selection.

PwC has been the Company’s independent registered public accounting firm since its incorporation in March 2018. In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee no less than annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•

PwC’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;

•	An analysis of PwC’s known legal risks and significant proceedings;
•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•	The appropriateness of PwC’s fees, on both an absolute basis and as compared to its peer firms;
•	PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•

PwC’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s phased global implementation of an enterprise resource planning system on a worldwide basis over the next several years.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the

Company and our stockholders to retain PwC to serve as our independent public accounting firm for 2023.

Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s stockholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2023 Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

✔	AGENDA ITEM 3: ADVISORY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

60  |  Corteva 2023 Proxy Statement

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as the Company’s or its predecessor’s independent registered public accounting firm since 1946. Aggregate fees for professional services rendered by PwC for 2022 and 2021 are set forth in the table below.

	2022 (in thousands)	2021 (in thousands)
Audit fees(1)	$13,200	$14,200
Audit-related fees(2)	1,650	1,900
Tax fees(3)	500	200
All other fees(4)	50	100
Total	$15,400	$16,400
(1)

Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, and certain periodic reports filed with the SEC.

(2)	Audit related fees related primarily to employee benefit audits, IT controls and compliance assessments, and other assurance related services.
(3)	Tax fees related primarily to tax compliance and advice.
(4)	All other fees primarily related to generic technical accounting information services and tools.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax, and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2022, all services provided by PwC were approved by the Audit Committee.

Corteva 2023 Proxy Statement  |  61

AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2022.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Klaus A. Engel

Karen H. Grimes

Nayaki R. Nayyar

Gregory R. Page

62  |  Corteva 2023 Proxy Statement

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2024 Meeting, pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 11, 2023.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2024 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 11, 2023, and the close of business on December 11, 2023. However, as provided in the Bylaws, different deadlines apply if the 2024 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2024 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2024 Meeting anniversary date and no later than the close of business on the later of the 90th day prior to the 2024 Meeting anniversary date or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at investors.corteva.com.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2024 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 12, 2023, and the close of business on November 11, 2023. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at investors.corteva.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 21, 2024.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

Corteva 2023 Proxy Statement  |  63

ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at www.investors.corteva.com and at www.proxyvote.com.

64  |  Corteva 2023 Proxy Statement

CORTEVA™ agriscience

CORTEVA, INC.
ATTN: OFFICE OF THE CORPORATE SECRETARY
974 CENTRE ROAD, BUILDING 735
WILMINGTON, DE 19805

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTVA2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).

D98390-P87428-Z84414

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CORTEVA, INC.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CORTEVA, INC. Annual Meeting of Stockholders April 21, 2023, 8:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles V. Magro, Gregory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 2023 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone. The cut-off date for shares held in employee savings plans is April 18, 2023. The cut-off date for all other shares is April 20, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D98390-P87428-Z84414                 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  CORTEVA, INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, and FOR Agenda Items 2 and 3. following 13 director nominees:     1.   Election of the 13 directors named in the Proxy Statement. Nominees: For Against Abstain 1a.   Lamberto Andreotti ☐ ☐ ☐ 1b. Lamberto Andreotti ☐ ☐ ☐ 1c. David C. Everitt ☐ ☐ ☐ 1d. Janet P. Giesselman ☐ ☐ ☐ 1e. Karen H. Grimes ☐ ☐ ☐ 1f. Michael O. Johanns ☐ ☐ ☐ 1g. Rebecca B. Liebert ☐ ☐ ☐ 1h. Marcos M. Lutz ☐ ☐ ☐ 1i. Charles V. Magro ☐ ☐ ☐ 1j. Nayaki R. Nayyar ☐ ☐ For Against Abstain 1k. Gregory R. Page ☐ ☐ ☐ 1l. Kerry J. Preete ☐ ☐ ☐          1m. Patrick J. Ward ☐ ☐ ☐ 2. Advisory resolution to approve executive compensation of the Company’s named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023. 4. Transaction of any other business as may properly come before the 2023 Meeting. Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 21, 2023: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D98391-P87428-Z84414 CORTEVA, INC. Annual Meeting of Stockholders April 21, 2023, 8:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles V. Magro, Gregory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 2023 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone. The cut-off date for shares held in employee savings plans is April 18, 2023. The cut-off date for all other shares is April 20, 2023. Continued and to be signed on reverse side